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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUBIST PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CUBIST PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Cubist Pharmaceuticals, Inc., or the 2011 Annual Meeting, will be held at our offices at 55 Hayden Avenue, Lexington, MA 02421, on Thursday, June 2, 2011 at 8:30 A.M. local time, for the following purposes:

  1.
  To elect three (3) Class III directors to our Board of Directors, each to hold office for a three-year term and until his successor has been duly elected and qualified.

  2.
  To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers (as that term is defined in the Proxy Statement for the 2011 Annual Meeting).

  3.
  To consider and vote, on an advisory basis, on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

  5.
  To transact such other business as may properly come before the 2011 Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed April 7, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2011 Annual Meeting. Accordingly, only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials, including this Notice, the Proxy Statement filed for our 2011 Annual Meeting, our 2010 Annual Report and the proxy card for the 2011 Annual Meeting, to our stockholders via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

        To ensure your representation at the 2011 Annual Meeting, you are urged to vote by proxy by one of the following steps as promptly as possible:

  (a)
  Vote via the Internet pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, that we will mail no later than April 21, 2011 to all stockholders of record and beneficial owners as of the record date; or

  (b)
  Request email or printed copies of the proxy materials pursuant to the instructions provided in the Notice of Internet Availability and either:

  (i)
  complete, date, sign and return the proxy card that you will receive in response to your request; or

  (ii)
  vote via telephone (toll-free) in the United States or Canada in accordance with the instructions on the proxy card.

        The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that stockholders' instructions have been properly recorded. Voting via the Internet or telephone must be completed by 2:00 A.M. Eastern Time on June 2, 2011 (assuming the meeting is not postponed or adjourned). Your shares cannot be voted unless you vote by one of the methods described above or attend the 2011 Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

By Order of the Board of Directors,
TAMARA L. JOSEPH Secretary

April 21, 2011

NOTE:	THE BOARD OF DIRECTORS SOLICITS YOUR VOTE BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2011 ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA ANY OF THE METHODS DESCRIBED ABOVE. IF YOU ATTEND THE 2011 ANNUAL MEETING, YOU MAY REVOKE ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421

PROXY STATEMENT

 GENERAL INFORMATION

Why are we soliciting proxies?

        We are furnishing this Proxy Statement to the holders of our common stock, $.001 par value per share, in connection with the solicitation of proxies on behalf of our Board of Directors, or our Board, for use at our 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting.

When and where is the 2011 Annual Meeting?

        The 2011 Annual Meeting will be held at our offices at 55 Hayden Avenue, Lexington, Massachusetts on Thursday, June 2, 2011 at 8:30 A.M. local time or at any future date and time following an adjournment or postponement of the meeting.

What are the purposes of the 2011 Annual Meeting?

        The purposes of the 2011 Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of 2011 Annual Meeting of Stockholders, or the Notice. The Board knows of no other business that will come before the 2011 Annual Meeting.

How will I receive proxy materials?

        We are furnishing our proxy materials, including the Notice, this Proxy Statement, our 2010 Annual Report to Stockholders and the proxy card for the 2011 Annual Meeting, by providing access to such documents on the Internet. We will send a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, no later than April 21, 2011 to our stockholders of record and beneficial owners as of April 7, 2011, the record date for the 2011 Annual Meeting. The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials on the Internet and voting by proxy over the Internet. If you prefer to receive email or printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request such materials. You will not receive printed copies of the proxy materials unless you request them or have requested them in response to a Notice of Internet Availability in the past. Viewing our proxy materials and voting by proxy electronically will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

Who will pay the costs of soliciting proxies and how would you solicit proxies?

        We will pay the costs of soliciting proxies. We will solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Members of the Board, whom we refer to as our directors, and our officers and employees also may solicit proxies on our behalf, personally or by telephone, without additional compensation. We also may utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $20,000 in the aggregate.

Who can vote?

        Only stockholders of record at the close of business on April 7, 2011, the record date for the 2011 Annual Meeting, are entitled to notice of, and to vote at, the 2011 Annual Meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 59,595,971 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the 2011 Annual Meeting.

How do I vote?

        Stockholders of record can vote their shares (1) via the Internet, (2) via a toll-free telephone call from the U.S. or Canada, (3) by mailing a signed proxy card, or (4) in person at the 2011 Annual Meeting. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

        You will be asked to vote, as follows:

  •
  For Proposal No. 1, you will be asked, with respect to each nominee for Class III director, to vote "FOR" such nominee or to "WITHHOLD" your vote from such nominee.

  •
  For Proposal No. 2, you will be asked to vote, on an advisory, non-binding basis, "FOR" the compensation paid to our Named Executive Officers in 2010 (as defined in the Compensation Discussion and Analysis section of this Proxy Statement, or CD&A), "AGAINST" such compensation or to "ABSTAIN" from voting on such compensation. We will refer to this Proposal as the "Say-on-Pay Proposal."

  •
  For Proposal No. 3, you will be asked to vote, on an advisory, non-binding, basis, whether we should seek advisory stockholder approval of the compensation paid to our Named Executive Officers every "ONE YEAR," "TWO YEARS," or "THREE YEARS" or to "ABSTAIN" from voting on the frequency with which we seek such approval. We will refer to this Proposal as the "Say-on-Frequency Proposal."

  •
  For Proposal No. 4, you will be asked to vote "FOR" the ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, "AGAINST" such ratification or to "ABSTAIN" from voting to so ratify our selection.

        Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such authority by filing with our Secretary, at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421, a written revocation or a duly executed proxy bearing a later date or by voting in person at the 2011 Annual Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no choices or instructions are given, the proxies intend to vote the shares represented thereby:

  •
  "FOR" Proposal No. 1 to elect the Class III director nominees to the Board;

  •
  "FOR" Proposal No. 2, the Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers in 2010;

  •
  for "THREE YEARS" in response to Proposal No. 3, the Say-on-Frequency Proposal, as the frequency with which we seek an advisory say-on-pay vote;

  •
  "FOR" Proposal No. 4 to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

  •
  in accordance with the proxies' best judgment on any other matters that may properly come before the 2011 Annual Meeting.

What is the vote required for a quorum?

        The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock on the record date, will constitute a quorum for the transaction of business at the 2011 Annual Meeting. Votes withheld from any nominee, abstentions, and broker non-votes (as described below) are counted as present or represented for purposes of determining the presence or absence of a quorum for the 2011 Annual Meeting.

What is a broker non-vote and what is the impact of not voting?

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, which is also referred to as someone who holds shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 4 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory votes related to executive compensation.

        If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

What is the vote required for a proposal to pass?

  •
  Proposal No. 1—Election of directors:  the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2011 Annual Meeting, in person or by proxy, is required for the election of each of the nominees. Abstentions and broker "non-votes" will have no effect on the voting outcome with respect to the election of directors.

  •
  Proposal No. 2—Say-on-Pay:  Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

  •
  Proposal No. 3—Say-on-Frequency:  This proposal also calls for a non-binding, advisory vote. Our Board has recommended that the advisory vote by stockholders on the compensation paid to our Named Executive Officers should occur once every three years; however, if another frequency receives more votes, our Board will take that fact into account when making its decision on how often to hold advisory votes on our Named Executive Officer compensation. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations. As required by United States Securities and Exchange Commission, or SEC, rules, our Board will disclose the frequency that we will hold future say-on-pay votes by October 25, 2011.

  •
  Proposal No. 4—Ratification of the selection of our independent registered public accounting firm:  The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at the 2011 Annual Meeting and entitled to vote on this proposal, is required to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Abstentions will have the practical effect of a vote to not ratify our selection. Because Proposal No. 4 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker "non-votes" likely will not result from this Proposal.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

Principal Stockholders

        The following table sets forth certain information with respect to each person known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock as of April 7, 2011. On April 7, 2011, we had 59,595,971 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Federated Investors, Inc.(2) Federated Investors Tower Pittsburgh, PA 15222-3779	8,699,647	14.6%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	7,485,783	12.6%
Wellington Management Company, LLP(4) 280 Congress Street Boston, Massachusetts 02210	6,482,282	10.9%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	3,015,997	5.1%

(1)
We calculated the percentage of class based on the number of shares reported as beneficially owned in the SEC filings of the beneficial owners divided by the actual number of shares outstanding as of April 7, 2011. The percentages in the table may differ from the percentages reported in the beneficial owners' filings with the SEC because the beneficial owners may have used different denominators than the actual number of shares outstanding as of April 7, 2011.

(2)
The information reported is based on a Schedule 13G/A filed with the SEC on February 9, 2011 jointly by Federated Investors, Inc., or Federated, Voting Shares Irrevocable Trust, or the Trust, and John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue, each individually and as a trustee of the Trust. Federated reported that it had sole voting and dispositive power with respect to 8,699,647 shares as of December 31, 2010. Federated reported that it is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., which act as investment advisers to registered investment companies and separate accounts that own such shares.

(3)
The information reported is based on a Schedule 13G/A filed with the SEC on January 10, 2011 by BlackRock, Inc., or BlackRock. BlackRock reported that it beneficially owned 7,485,783 shares and that it had sole voting power and sole dispositive power with respect to all such shares as of December 31, 2010. BlackRock reported that it is a parent holding company of BlackRock Fund Advisors and various other subsidiaries, which collectively own such shares.

(4)
The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2011 by Wellington Management Company, LLP, or Wellington. Wellington, an investment adviser, reported that it beneficially owned 6,482,282 shares and that it had shared voting power with respect to 5,359,813 of such shares and shared dispositive power with respect to all of such shares as of December 31, 2010. Wellington reported that various of its clients have the right or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.

(5)
The information reported is based on a Schedule 13G filed with the SEC on February 10, 2011 by The Vanguard Group, Inc., or Vanguard. Vanguard, an investment advisor, reported that it beneficially owned 3,015,997 shares and that it had sole voting power with respect to 76,729 of such shares, sole dispositive power with respect to 2,939,268 of such shares and shared dispositive power with respect to 76,729 of such shares as of December 31, 2010. Vanguard reported that its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, is the beneficial owner of 76,729 of such shares.

Management Stockholders

        The following table sets forth information as of April 7, 2011, as reported to us, with respect to the beneficial ownership of common stock by our directors and each Named Executive Officer, and by all of our current directors and Executive Officers (as defined in the CD&A) as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as indicated below and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

	Number of Shares Beneficially Owned
				Percentage of Shares Beneficially Owned(2)
Name	Shares Owned	Shares—Right to Acquire(1)	Total Number
Michael Bonney	123,216	962,327	1,085,543	1.8%
Steven Gilman	7,322	132,500	139,822	*
David McGirr	13,870	260,850	274,720	*
Robert Perez	17,885	402,437	420,322	*
Santosh Vetticaden	3,670	62,862	66,532	*
Kenneth Bate	5,839	151,107	156,946	*
Mark Corrigan	1,705	44,685	46,390	*
Sylvie Grégoire	5,085	75,519	80,604	*
Nancy Hutson	2,000	44,685	46,685	*
Leon Moulder, Jr.	305	23,532	23,837	*
Martin Rosenberg	4,658	89,019	93,677	*
Matthew Singleton	3,047	107,519	110,566	*
Martin Soeters	5,500	75,519	81,019	*
Michael Wood	6,385	99,019	105,404	*
All directors and Executive Officers as a group (16 persons)	212,418	2,736,318	2,948,736	4.7%

*
Less than 1% of the issued and outstanding shares of common stock.

(1)
Represents shares subject to outstanding stock options that are currently exercisable or exercisable within 60 days of April 7, 2011 and restricted stock units, or RSUs, that will vest within 60 days of April 7, 2011.

(2)
On April 7, 2011, we had 59,595,971 shares of common stock outstanding. In computing percentage ownership of a person, shares of common stock subject to stock options and RSUs held by that person that are currently exercisable or which will become exercisable or vest within 60 days of April 7, 2011 also are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion & Analysis

Executive Summary

        We emphasize results-oriented executive compensation as evidenced by our pay programs—consisting of base salary, annual cash bonus awards, and stock option and RSU awards—that award substantial pay for the achievement of positive results. Our Board, the Compensation Committee and Michael Bonney, our Chief Executive Officer and President, believe in taking a leadership position in results-oriented pay for our Executive Officers(1). We have consistently demonstrated that leadership over the years by providing Mr. Bonney and our other Executive Officers with moderate guaranteed pay (base salary) and making a substantial portion of their pay dependent upon the achievement of challenging annual corporate goals (through annual cash bonus awards) and long-term stock performance (through stock options and RSU awards with time-based vesting).

(1)
The term "Executive Officers" means all of our executive officers who are subject to the reporting requirements under Section 16 of the Securities and Exchange Act of 1934, or the Securities Exchange Act.

        Our key executive compensation objectives are:

  •
  To align Executive Officer pay with our performance.

  •
  To provide competitive compensation that differentiates and rewards Executive Officers for their overall contribution to the company.

  •
  To further our short- and long-term strategic goals by aligning Executive Officer compensation with the achievement of individual and corporate objectives designed to promote the creation and protection of value for stockholders.

  •
  To design short- and long-term incentive compensation programs that attract and retain high-quality executive officers and motivate high performance at the individual and corporate levels.

Our Performance and its Relationship to Executive Officer Compensation:

        Consistent with our objectives, pay-for-performance represents a significant criteria used in the development of our executive compensation program. The Compensation Committee structures our executive pay so that a substantial portion of the total compensation opportunity consists of variable compensation that is dependent upon our operational, strategic, financial and stock performance. Each Executive Officer's performance-based compensation in any given year consists of his or her annual cash bonus award under our Short Term Incentive Plan, or STIP, and option awards made under our 2010 Equity Incentive Plan, or 2010 Plan. Time-vested RSU awards like ours generally are considered to be non-performance based. However, the size of our Executive Officers' RSU awards are based, in part, on their performance, and our Executive Officers performance and contributions to Cubist are focused primarily on the achievement of our key short-term and long-term goals and strategy. The achievement of such goals and strategy is highly likely to impact our stock price and, as a result, impact the ultimate value of their RSU awards. Also, while base salary generally is considered to be non-performance based, annual salary increases for our Executive Officers are based, in part, on their performance in the previous year.

        In 2010, we had a strong year of performance as evidenced in part by:

  •
  Our total net revenues growing 13% and our U.S. net CUBICIN® (daptomycin for injection) revenues growing 14% over 2009;

  •
  Our operating income growing 38% over 2009;

  •
  Our stock price increasing by 13% in 2010; and

  •
  Our level of performance against challenging and diverse corporate goals, as detailed below.

        For 2010, Mr. Bonney's performance-based compensation (which, for this purpose, consists of annual cash bonus and stock option awards) comprised approximately 62% of his total compensation as shown in the chart below. Also shown in the chart below, for our other Named Executive Officers(2), performance-based compensation for 2010 comprised an average of approximately 59% of their total compensation.

(2)
The term "Named Executive Officers" means the "named executive officers" as defined by Item 402(a)(3) of Regulation S-K promulgated by the SEC. For 2010, our Named Executive Officers are: (1) Michael Bonney, our President and Chief Executive Officer, (2) David McGirr, our Senior Vice President and Chief Financial Officer, (3) Robert Perez, our Executive Vice President and Chief Operating Officer, (4) Steven Gilman, our Executive Vice President, Research & Development and Chief Scientific Officer, and (5) Santosh Vetticaden, our Senior Vice President, Chief Medical and Development Officer.

(1)
Detailed under the "Stock Awards" column in the Summary Compensation Table.

(2)
Detailed under the "Salary" column in the Summary Compensation Table.

(3)
Detailed under the "Option Awards" column in the Summary Compensation Table.

(4)
Detailed under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.

        In January 2011, the Compensation Committee reviewed an historical pay-for-performance analysis conducted by Pearl Meyer & Partners, or PM&P, a nationally-recognized, independent executive compensation consulting firm that the Compensation Committee engaged as its compensation consultant. The Compensation Committee used this analysis to evaluate the alignment of pay to performance versus a peer group approved by the Compensation Committee for the three-year period from 2007 through 2009. The analysis considered how each of the following metrics compared with the peer group over the three-year period:

  •
  our performance using operational and shareholder performance metrics, specifically our revenue growth, EBITDA margin, return on investment capital and total shareholder return;

  •
  the potential compensation opportunity for our executives; and

  •
  the amount of cash compensation our executives earned plus the in-the-money or realizable value of equity awarded during the three-year period.

        Based on this analysis, the Compensation Committee concluded that our executive compensation is in alignment with our operational performance and total shareholder return. The analysis also took into account our strong performance compared to the peer group over the three-year period and confirmed that our executives' compensation, as compared to our peer group, was aligned with our performance relative to our peers over the period. Relative to our peers, our performance for the three-year period was at the 70th percentile for revenue growth, the 68th percentile for EBITDA margin, the 75th percentile for return on investment capital, and the 52nd percentile for total shareholder return. Our total shareholder return for the three-year period was 4.7%. Based on these metrics, we are performing above average relative to our peers, yet, as is detailed below, our executive compensation relative to our peers is at or below average primarily due to our heavy emphasis on stock options versus RSUs. This demonstrates our strong performance orientation, focus on aligning executive pay with shareholder return, our conservative, yet reasonable, approach to compensation and the high value that we receive from our executives.

Named Executive Officer Compensation:

        2010 Named Executive Officer Compensation.    For 2010, our Named Executive Officers earned base salary, annual cash bonus awards (paid in February 2011) and long-term incentives (awarded in 2010) as follows:

Name	Salary	Annual cash performance awards	Long-term incentives(1)
Michael Bonney	$550,000	$506,000	135,000 stock options 25,000 RSUs
David McGirr	$381,761	$216,687	35,000 stock options 7,500 RSUs
Robert Perez	$451,082	$250,621	75,000 stock options 12,500 RSUs
Steven Gilman	$410,903	$236,647	110,000 stock options 10,000 RSUs
Santosh Vetticaden	$398,120	$199,160	75,000 stock options 7,500 RSUs

(1)
All stock options and RSUs were awarded in May 2010 during our annual performance cycle except for a 50,000 stock option award to Dr. Gilman in October 2010 in connection with his promotion to Executive Vice President, Research & Development and Chief Scientific Officer, in September 2010, and a 40,000 stock option award to Dr. Vetticaden in October 2010 in connection with the expansion of his role to Senior Vice President, Chief Medical and Development Officer, in September 2010.

        2009 and 2010 Named Executive Officer Short- and Long-Term Compensation Allocation.    We allocate compensation between short-term (base salary and annual bonus) and long-term (stock options and RSUs) compensation with significant emphasis on long-term compensation due to our stage of growth, emphasis on pay-for-performance, and desire to focus on long-term results. In 2009 and 2010, we allocated Mr. Bonney's and our other Named Executive Officers' compensation between short- and long-term compensation based on practices by our peer group, broader market practices and according to our available corporate budget as follows:

	2010 Compensation Allocation	2009 Compensation Allocation
Michael Bonney	19% base salary 18% annual cash bonus awards 63% long-term incentives	22% base salary 18% annual cash bonus awards 60% long-term incentives
Other Named Executive Officers (averages)	28% base salary 15% annual cash bonus awards 57% long-term incentives	33% base salary 14% annual cash bonus awards 53% long-term incentives

Other Compensation Matters

        Retention Letters.    Our Executive Officers have retention letters. The letters provide for severance payments, consisting of 24 months of salary continuation for Mr. Bonney and 18 months of salary continuation for our other Executive Officers, and other benefits if the Executive Officer is terminated without cause or if the Executive Officer is terminated without cause or resigns for good reason within 24 months after a change-in-control. Therefore, in the case of a change-in-control, our Executive Officers have some protection but they do not automatically receive severance. Rather, after a change-in-control they would still need to be terminated without cause or resign for a good reason in order to receive severance. We believe that this so-called "double-trigger" most appropriately aligns our Executive Officers' interests with our shareholders in the event we have the opportunity for a change-in-control, while at the same time providing a significant attraction/retention benefit to high quality executives. Among the other benefits included in the letters is that the equity incentives held by each Executive Officer will fully vest in the event the Executive Officer is terminated without cause or resigns for good reason within 24 months following a change-in-control. The letters do not provide for gross up payments to the Executive Officers based upon taxes they may owe as a result of the payments made pursuant to the letters. We believe that the benefits of the retention letters outweigh the potential costs in that they, among other things: assist us in attracting and retaining top executive talent by providing our executives with competitive severance arrangements; encourage frank discourse by our executives with Mr. Bonney and the Board, and between Mr. Bonney and the Board, by providing a financial safety net in order to limit the Executive Officers' fear of adverse consequences in response to their opinions; and better enables an Executive Officer to act in the best interest of our stockholders in a situation involving a potential change of control.

        Risk Assessment.    Subject to the Board's oversight, the Compensation Committee is responsible for reviewing and evaluating the risks related to our compensation programs, policies and practices. As part of this process, Cubist's risk management department, working in conjunction with other departments and outside advisors, conducted a risk assessment of our compensation programs, policies and practices. The risk assessment included, among other things, a review of program documentation, practices and controls, meetings with employees involved with the creation and administration of compensation programs, and reviews of policies and practices that are relevant to our compensation programs and practices. The results were reported to, and reviewed by, the Compensation Committee. The Chair of the Compensation Committee then reported the results to the Board. Several features of our compensation programs reduce the likelihood of excessive risk taking, including: the programs provide for a balanced mix between short- and long-term compensation; the broad mix of performance goals that factor into the determination of short-term compensation; the maximum payout levels under the STIP of 200% of target; the decreasing acceleration of payouts under our field-based sales incentive plans as certain levels of quotas are achieved; the close scrutiny and regular monitoring of achievement against corporate goals and quotas under sales incentive plans; that compliance and ethical behaviors are integral factors considered in performance evaluations, and resulting compensation decisions, and the importance of compliance within the company; the lengthy vesting schedules of our long-term equity incentive awards; the recoupment policy applicable to our Chief Executive Officer and Chief Financial Officer; and the stock ownership guidelines applicable to our directors and Executive Officers.

        Ownership Guidelines.    Executive Officers are subject to stock ownership guidelines. The guidelines are designed to align the interests of our Executive Officers with those of our stockholders by ensuring that our Executive Officers have a meaningful financial stake in our success.

        Recoupment Policy.    Our Chief Executive Officer and Chief Financial Officer are subject to a recoupment policy which is triggered by the fraud, gross negligence or intentional misconduct by either of these individuals which caused or contributed to us having to restate all or a portion of our financial statements. We will review and amend our recoupment policy to be in full compliance with changes in applicable laws and regulations that are expected to be finalized later this year.

        Perquisites and Personal Benefits.    Our Executive Officers are eligible to participate in the benefit programs that we provide to all employees at the same level as all other employees. As necessary, we provide relocation assistance to newly hired Executive Officers and other key employees as part of their compensation packages. In 2010, we provided the remainder of the relocation assistance to Dr. Vetticaden for his relocation to Massachusetts from California in connection with his commencement of employment with Cubist in December 2008. We did not provide relocation assistance to any other Executive Officer in 2010. The only other perquisite or personal benefit that we provide to our Executive Officers is a supplemental long-term disability policy so that the long-term disability benefit for our Executive Officers is comparable, in terms of the portion of the salary that would be paid to our Executive Officers in the event of a long-term disability, to that of our other employees. The amounts of these additional premiums for Executive Officers who need the supplemental long-term disability policy to have a comparable benefit to that of our other employees range from approximately $1,000 to approximately $4,000 annually and totaled less than $19,000 in 2010 for all of our Executive Officers.

        Note about the Executive Summary.    This Executive Summary is a summary only and, as such, it is meant to provide investors with an overview of the topics covered in more detail in this CD&A and this Proxy Statement, including in the "Summary Compensation Table" and "Termination of Employment and Change-in-Control Agreements" section.

Overview and Objectives of our Key Compensation Programs

Compensation Program	Summary
Short-Term Compensation
Base salary
Objectives: Rewards overall, baseline contribution of the individual and his or her role to the company; motivates high performance; and used to attract and retain high performing executives. Discretionary year-over-year increases are based on achievement of individual goals and, in the case of our Chief Executive Officer, overall corporate performance, which are aligned with long-term corporate strategy and goals.
Target for Executive Officers: We target the median of the marketplace, based on peer group and survey data compiled by PM&P of executive compensation more broadly across our industry, to—
• emphasize pay-for-performance and have the substantial portion of our pay determined by corporate and individual performance; and
• ensure that we are competitive in attracting and retaining talent.

In certain circumstances, we offer starting base salaries higher than the median for positions that require more complex work, have critical value to the company, are in high demand in the marketplace and have fewer qualified candidates, or in situations where candidates enter the position with extraordinary relevant experience. Higher base salaries may also be paid over time to reflect superior individual performance.
Annual cash bonus awards
Objectives: Rewards achievement of annual corporate and individual goals, which are aligned with long-term corporate strategy and goals; motivates high performance; and used to attract and retain high performing executives.

Target for Executive Officers: We target potential annual cash awards that would allow total cash compensation to exceed the median of the marketplace, based on peer group and survey data compiled by PM&P of executive compensation more broadly across our industry, to—
• encourage specific short-term behaviors that enhance company performance and create and protect stockholder value;
• focus Executive Officers on important short-term business objectives that are expected to have a positive long-term impact on our success; and
• provide competitive cash compensation packages if goals are met or exceeded.

Other: All employees are eligible for annual cash bonus awards. Cash bonus awards for our Executive Officers and our other employees, other than our field-based sales force, are paid out under our STIP, which is described below. Cash bonus awards for our field-based sales force are paid out under our sales-based incentive compensation plans.

Compensation Program	Summary
Long-Term Incentives
Stock options/RSUs
Objectives: Ties compensation directly to our long-term performance; motivates high performance because the value to the Executive Officer will increase as our stock price increases and Executive Officer performance contributes to company performance that may increase our stock price; aligns interests with stockholders; and used to attract and retain high performing executives.
Target for Executive Officers: We target at or above the median of the marketplace, based on peer group and survey data compiled by PM&P of executive compensation more broadly across our industry, to:
• focus Executive Officers on multi-year results;
• provide Executive Officers with a financial interest in the appreciation of the value of our common stock and focus them on long-term financial objectives;
• align Executive Officer interests with stockholder interests and to create motivation to increase stockholder value;
• provide Executive Officers with a compensation package that is competitive with comparable companies;
• retain Executive Officers over the long-term through the use of vesting of their equity awards;

•       in the case of RSUs, to incentivize our Executive Officers to remain with us and feel they are appropriately compensated for the high level of performance that we expect even during periods during which our stock price is down causing previously-granted stock options to have little or no realizable value.

Factors—determination of awards: Participation is selective; generally awarded annually based on past performance, expected future performance, retention value, comparison to awards at our peer group companies, and a financial assessment of our ability to retain the Executive Officer based on the current market value of the Executive Officer's unvested stock options and RSUs. We target overall equity awards to account for a significant portion of each Executive Officer's total annual compensation (typically more than 50%) and target a split of awards between stock options and RSUs, calculated based on a Black-Scholes value, and RSUs, generally of approximately 70% stock options and 30% RSUs, which we believe provides the appropriate incentive to work to increase shareholder value, while encouraging retention and performance.

Stock options—RSU award ratio for Executive Officers: For the annual performance cycle equity grants made in May 2010, stock options represented 70% of the present value of their long-term incentives and RSUs represented the remaining 30%. The awards granted to Drs. Gilman and Vetticaden in October 2010 in connection with Dr. Gilman's promotion and the expansion of Dr. Vetticaden's role in September 2010 were made entirely in stock options.
Vesting: Stock options vest ratably on a quarterly basis over four years and RSUs vest ratably on an annual basis over four years.

Compensation Determinations and Use of Compensation Consultant

        Our non-employee directors, based on recommendations from the Compensation Committee, make all of the compensation determinations with respect to Mr. Bonney. The Compensation Committee makes all of the compensation determinations with respect to our other Executive Officers. In making its determinations, the Compensation Committee takes into account the recommendations of Mr. Bonney and, with respect to each of their direct reports who are also Executive Officers, Mr. Perez and Dr. Gilman.

        The Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities, and we are required to pay any associated expenses approved by the Compensation Committee. The Compensation Committee has exercised this authority to engage PM&P as its compensation consultant. PM&P serves as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P reports directly to the Compensation Committee Chair, takes direction solely from the Compensation Committee, and does not provide us with any services other than the services provided at the request of the Compensation Committee.

Information Used to Make Compensation Determinations

Compensation Benchmarking and Survey Data

        As part of establishing the 2010 total compensation for our Executive Officers, the Compensation Committee reviewed the total compensation for comparable positions, based on similarity of job content, at comparable companies. PM&P recommended a list of comparable companies for compensation comparisons primarily based on the following pre-defined selection criteria:

  •
  industry similarity;

  •
  annual revenues of between $140 million and $1.3 billion; and

  •
  market capitalization of between $300 million and $2.8 billion.

        In selecting this peer group, we also seek to have a group that includes a large enough number of companies such that the data will not be skewed heavily if there are one or two outliers on any of the items for which we use the peer group for comparison. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee's determination of the peer group.

        For the analysis of our 2010 Executive Officer compensation, the peer group was approved by the Compensation Committee and consisted of the following companies:

Alkermes, Inc.	Salix Pharmaceuticals, Ltd.
Amylin Pharmaceuticals, Inc.	Sepracor, Inc.**
BioMarin Pharmaceuticals, Inc.	The Medicines Company
Endo Pharmaceuticals, Inc.	United Therapeutics Corporation
Medicis Pharmaceuticals Company	Vertex Pharmaceuticals Incorporated
OSI Pharmaceuticals, Inc.*	ViroPharma, Inc.
PDL BioPharma, Inc.	Warner Chilcott, Ltd.

*
OSI Pharmaceuticals, Inc. was acquired by Astellas Pharma Inc. in June 2010.

**
Sepracor, Inc. (now known as Sunovion Pharmaceuticals Inc.) was acquired by Dainippon Sumitomo Pharma Co., Ltd. in October 2009, after the Compensation Committee had approved it as a peer.

        At the time of Compensation Committee approval, all of these companies except Vertex Pharmaceuticals Incorporated, or Vertex, met all three criteria described above. Vertex, which had a market capitalization of $4.7 billion at that time, met two of the three criteria.

        The selection criteria and peer group companies are reviewed each year by the Compensation Committee and may change from year to year depending on changes to the selection criteria resulting from changes in our revenues or market capitalization, changes in the marketplace, acquisitions, divestitures and business focus of us and/or our peer group companies. In order to perform the analysis of our 2010 compensation, we added four new companies—Endo Pharmaceuticals, Inc., Medicis Pharmaceuticals Company, Sepracor, Inc. and Warner Chilcott, Ltd.—to our peer group, and removed two companies—Millennium Pharmaceuticals, Inc., or Millennium, and Nektar Therapeutics, Inc., or Nektar. We removed Nektar because it no longer met the annual revenues or market capitalization criteria, and we removed Millennium because its compensation information was no longer available publicly after its acquisition by Takeda Pharmaceutical Company Limited in May 2008.

        The Compensation Committee utilized the peer group to provide context for its compensation decision-making. The data from peer group companies was compiled during the summer of 2009 after the 2009 proxy statements for the peer group companies were filed. After the peer group companies are selected, PM&P prepares and presents a report to the Compensation Committee summarizing the competitive data and comparisons of our Executive Officers to the comparable company market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the pharmaceutical/biotech industry). We use the broad survey data in conjunction with peer group data in evaluating our Executive Officer compensation practices. Each element of our compensation is reviewed as part of this analysis and evaluation.

Other Evaluation Criteria and Factors

        Executive Officer compensation can be above or below the compensation target assigned to each Executive Officer by the peer group and survey comparison analysis described above, depending on a number of factors. These include retention considerations, individual and corporate performance, relative value of the position within the company as compared to peer companies, and internal equity considerations.

        As part of making its decisions with respect to Mr. Bonney's compensation, the Board and the Compensation Committee also utilized the following data and other information:

  •
  Quantitative evaluations of our performance against our annual corporate goals and objectives;

  •
  Qualitative input on Mr. Bonney's performance from all directors, many of our Executive Officers, and some external sources for use in connection with Mr. Bonney's performance evaluation;

  •
  Our and Mr. Bonney's historical performance;

  •
  Retention considerations; and

  •
  Mr. Bonney's total cash compensation as compared to Mr. Perez, our second highest paid Executive Officer based on total cash compensation, and our lowest paid employee in order to determine whether Mr. Bonney's relative cash compensation is fair and reasonable in the context of internal equity.

        As part of making its compensation decisions with respect to Executive Officers other than Mr. Bonney, the Compensation Committee took into account:

  •
  Quantitative evaluations of our performance against annual corporate goals and each Executive Officer's performance against individual goals;

  •
  Qualitative evaluations, conducted by Mr. Bonney and by Mr. Perez and Dr. Gilman, in the case of their direct reports, of each Executive Officer's contribution to our corporate goals, performance against individual goals and potential future contributions to our success;

  •
  Retention considerations; and

  •
  Mr. Bonney's recommendations for our Executive Officers and Dr. Gilman's and Mr. Perez's compensation recommendations for their respective direct reports who are Executive Officers.

Compensation Determinations

        Base salary—Chief Executive Officer:    Mr. Bonney's 2010 base salary was set at $550,000, which represented a 10% increase from his 2009 base salary of $500,000. In recommending this salary increase to the Board, the Compensation Committee relied on Mr. Bonney having performed at a very high level in 2009, as evidenced by our strong 2009 performance (95% achievement against corporate goals), the overall strength of his leadership, his past and potential future contributions to the company, and the benchmarking and other data and information described above. The Compensation Committee also sought to align Mr. Bonney's pay more closely with that of Chief Executive Officers at our peer group companies. The Compensation Committee continues to maintain Mr. Bonney's base salary below the median of the market, based on our peer group and broader market data, due to the Compensation Committee's and Mr. Bonney's desire to demonstrate leadership in results-oriented pay and keeping Mr. Bonney's pay reasonable and consistent with our other Executive Officers. Mr. Bonney's 2010 base salary was at the 35th percentile as compared to the peer group and survey data used by the Compensation Committee and his 2009 base salary was at the 25th percentile as compared to such data. At these levels, Mr. Bonney's base salary for 2010 and 2009 was approximately $68,000 and $55,000, respectively, below the 50th percentile of the peer group and survey data used by the Compensation Committee for such years.

        Base salary—other Named Executive Officers:    The 2010 base salaries earned by our other Named Executive Officers are set forth in the Summary Compensation Table and footnotes to the table. The Compensation Committee set these salaries based upon the benchmarking and evaluation criteria described above. The 2010 base salaries of these Named Executive Officers were on average at about the 50th percentile, as compared to the peer group and survey data used by the Compensation Committee. The following table details the increases from 2009 to 2010 in the base salary of each of our Named Executive Officers other than Mr. Bonney:

Named Executive Officer	2009 Base Salary	2010 Base Salary	% Change
David McGirr	$370,282	$381,761	3.1%
Robert Perez	$430,011	$451,082	4.9%
Steven Gilman	$387,000	$410,903	6.2%*
Santosh Vetticaden	$370,000	$398,120	7.6%

*
Dr. Gilman's base salary was increased to $402,000, effective January 1, 2010, during the 2009 year-end performance review that occurred in February 2010 and then was increased to $430,000 in connection with his promotion to Executive Vice President, Research & Development and Chief Scientific Officer, in September 2010. His $410,903 base salary for 2010 represents the actual base salary he was paid in 2010.

        The Compensation Committee and Mr. Bonney determined that these base salary increases were justified based on each individual Named Executive Officer's performance and the level of each Named Executive Officer's base salary as compared to similar positions at our peer group companies and to survey data, compiled by PM&P, of executive compensation more broadly across our industry.

        Annual cash bonus awards—Chief Executive Officer:    Mr. Bonney was awarded a 2010 annual cash performance award of 92% of his target award, resulting in a bonus payment of $506,000. This performance award was determined based on our achievement of 92% of our 2010 corporate goals. Taken together, the 2010 base salary and annual cash performance award paid to Mr. Bonney were at about the 35th percentile as compared to the most recent information available for our peer group and survey data used by the Compensation Committee.

        Annual cash bonus awards—other Named Executive Officers:    The annual cash bonus awards for our Named Executive Officers were calculated using the formula set forth in the 2010 STIP and as described below. Details of the 2010 annual cash performance awards for these Named Executive Officers can be found in the Summary Compensation Table in this Proxy Statement. Taken together, the 2010 base salary and annual cash performance awards paid to these Named Executive Officers were at about the 50th percentile as compared to the most recent information available for our peer group and survey data used by the Compensation Committee.

        Annual cash bonus awards—plan description:    We provide for annual cash performance awards under the STIP. The key features of the plan, which is filed with the SEC, are as follows:

  •
  Set the target awards, expressed as a percentage of base salary and weighting of goals as between corporate and individual goals for our Executive Officers, as follows:

Executive Level	2010 Target Percentage (as a percent of base salary)
Chief Executive Officer	100%
Chief Operating Officer; Chief Financial Officer; EVP, R&D/Chief Scientific Officer	60%
Other Executive Officers	50%

Executive Level	Portion of Award Tied to Corporate Results	Portion of Award Tied to Individual Results
Chief Executive Officer	100%	0%
Chief Operating Officer, Chief Financial Officer, EVP, R&D	80%	20%
Other Executive Officers	65%	35%
  •
  Required us to achieve at least 70% of our corporate goals and 90% of our annual U.S. CUBICIN revenue goal for any annual performance awards to be paid. We believe that achievement of this minimum level of performance is necessary to justify the payment of any performance award, and that this minimum performance threshold is reasonable and consistent with industry practices.

  •
  Provided that the maximum annual cash bonus awards that can be paid were 200% of the target award.

        To align better with our peer company practices, we increased the target percentages under the STIP from 2009 to 2010 from 80% to 100% for Mr. Bonney, from 50% to 60% for Mr. Perez, our Executive Vice President, Chief Operating Officer, Mr. McGirr, our Senior Vice President, Chief Financial Officer, and Dr. Gilman, our Executive Vice President, Research & Development and Chief Scientific Officer, after his promotion to this position in September 2010, and from 40% to 50% for our other Executive Officers.

        Annual cash bonus awards—goals/achievement against goals:    The Board, based upon the recommendation of the Compensation Committee and after discussion with the Compensation

Committee and Mr. Bonney, approved the proposed 2010 corporate goals. The corporate and individual goals described below were set with a reasonable level of difficulty that could be met if our Executive Officers and the company as a whole performed at the high level that we expect but with the likelihood of attaining these goals not assured. Our historical level of achievement against corporate goals: 92% in 2010 (as detailed in the table below), 95% in 2009, 136% in 2008, and 96% in 2007.

        For 2010, our corporate goals and our achievement against such goals were as follows:

Corporate Goal	Weighting	Actual Credit Received for Achievement/Basis for Achievement
Revenue Secure and Grow Revenue	30%	30.1%
• Net U.S. CUBICIN revenue of $604 million	25%	Partially met goal (24.8%)
• International CUBICIN revenue of $24 million		✓ Exceeded goal
• Secure and qualify—2nd CUBICIN API supplier	These four goals = aggregate of 5%	Partially met goal
• Complete ACS capacity expansion by 9/1/10		Partially met goal
• Deliver MERREM I.V. or other revenue of $7 million		✓ Exceeded goal (total for all four = 5.3%)
Pipeline Goals	40%	39.2%
• Complete CONSERV-1 and -2 data (for ecallantide) analysis and define path forward by 6/1/10	5%	✓ Met goal (5%)
• Lipo CDAD (CB-183,315)—make go/no go decision on Phase 2 trial; if go, achieve 50% enrollment in Phase 2 by year-end (if no go, stop all spend within 1 quarter)	5%	✓ Exceeded goal (6.2%)
• Tallymicin (CB-182,804)—make go/no go decision in Q1; if go, complete 20% enrollment in Phase 2 in complicated urinary tract infections (cUTI) (if no go, stop all spend within 1 quarter)	5%	✓ Met goal (5%)
• At least 2 discovery programs in lead optimization by end of Q2	5%	✓ Met goal (5%)
• Acquire one additional late stage product (Phase 2 or later data) that fits strategy	5%	Goal not achieved (0%)

Corporate Goal	Weighting	Actual Credit Received for Achievement/Basis for Achievement
• Integrate Calixa by 3/31/10 and finalize development plans by 2/28/10. Execute development consistent with the plans	15%	✓ Exceeded goal (18%)
Financial Goals: Increase operating income 20% over 2009	10%	✓ Exceeded goal = 11.5%
Business Development Goals: Acquire and launch a new, to Cubist, revenue generating product with three years of predicted revenues (minimum operating income to Cubist of $20 million/year)	10%	Goal not achieved = 0%
Capability Enhancement—Build Leadership Capabilities	10%	✓ Exceeded goal = 11%
• Integrate leadership competency framework into the recruitment and selection of all people managers by 10/1/10		✓ Exceeded goal
• Integrate leadership competency framework into the development process and require all people managers to develop an individual development plan by year-end		✓ Exceeded goal
• Execute on workforce plan by developing resource plans and strategies to close competency gaps		✓ Exceeded goal
Kicker: Deliver upper end of net U.S. CUBICIN revenue guidance on top of at least 80% of the Pipeline Goals, Financial Goals, Business Development Goals and Capability Enhancement Goals	Multiplier of 1.20	Goal not achieved = 0%
Total		92%

        Mr. Bonney's annual cash performance award is determined primarily by reference to our achievement against corporate goals. Our other Executive Officers have individual goals and, as noted above, their level of achievement against such goals factors into their annual cash performance award. The individual goals for these Executive Officers are determined by Mr. Bonney, and, in the case of their direct reports, Dr. Gilman and Mr. Perez, in consultation with each Executive Officer, and are designed to focus them on individual behaviors that support our overall performance and success. These goals generally consist of both objective and subjective goals that are relevant to the Executive Officer's responsibilities. The following is a summary of the 2010 individual goals of our Named Executive Officers (other than Mr. Bonney):

Executive Officer	Summary of 2010 Individual Goals
Robert Perez

•       Achieve total net revenue of $635 million, including $604 million of net U.S. CUBICIN revenues, $7 million of service (or other) revenues, $24 million of international revenues and $2 million of non-product revenues

• Provide adequate clinical supply for Phase 2 programs
• Continue strategy to enhance security of CUBICIN supply and decrease costs of goods sold
• Meet or exceed business development targets
• Implement management development programs for all people managers
David McGirr	• Drive leadership competency model through his team; complete workforce planning and leadership development; organizational planning
• Ensure our compliance with financial reporting requirements and increase capabilities
• Manage expansion of the lab facility at 65 Hayden Avenue
• Develop corporate communications team and a variety of related goals
Steven Gilman	• Enhance pipeline through support of clinical development activities and building discovery pipeline
• Support business development activities
• Execute workforce plan
• Execute business executive responsibilities, including providing scientific and strategic leadership to the organization

Executive Officer	Summary of 2010 Individual Goals
Santosh Vetticaden	• Support CUBICIN by providing leadership to the clinical development and medical affairs organization on CUBICIN projects
• Enhance pipeline by providing leadership to clinical development programs and keeping them on track
• Provide clinical development leadership on collaborations
• Provide clinical development leadership on business development activities
• Implement workforce plan and build leadership capabilities

        Each Executive Officer's (other than Mr. Bonney's) level of achievement against his or her individual goals is initially evaluated by Mr. Bonney and, in the case of their direct reports, Mr. Perez and Dr. Gilman. Dr. Gilman's and Mr. Perez's direct reports' level of achievement against individual goals also is reviewed by Mr. Bonney. Mr. Bonney then recommends a final level of achievement against individual goals of each Executive Officer to the Compensation Committee, which then can approve or adjust the proposed levels of achievement up or down. In 2010, the Compensation Committee approved the performance against individual goals of our Named Executive Officers (other than Mr. Bonney), as follows:

Executive Officer	Summary of Achievement Against 2010 Individual Goals
Robert Perez

•       95% achievement against individual goals primarily due to total net revenues meeting goals, leadership of the Technical Operations function and meeting supply-related goals, management of business development efforts, the level of achievement against his other goals and his overall leadership.

David McGirr

•       105% achievement against individual goals primarily due to achieving workforce, leadership and organizational goals, managing the expansion of 65 Hayden Avenue, the level of achievement against his other goals, and his overall leadership.

Steven Gilman

•       112% achievement against individual goals primarily due to achieving the enhanced pipeline, business development and workforce planning goals, the expansion of his responsibilities resulting from his September 2010 promotion to Executive Vice President, Research and Development and Chief Scientific Officer, the level of achievement against his other goals and his overall leadership.

Santosh Vetticaden

•       115% achievement against individual goals primarily due to achieving clinical development, business development and workforce planning goals, the expansion of his responsibilities resulting from the expansion of his role in September 2010 to Senior Vice President, Chief Medical and Development Officer, the level of achievement against his other goals and his overall leadership.

        Long-term incentive awards—Chief Executive Officer:    The Board's determination to grant Mr. Bonney 135,000 stock options and 25,000 RSUs in May 2010 was made after careful consideration of the benchmarking against peer group and survey data compiled by PM&P of executive compensation more broadly across our industry and other evaluation criteria described above, with significant emphasis placed on Mr. Bonney's overall contributions to our 2009 performance and Mr. Bonney's potential future contributions to our performance. The determination also took into account our available annual budget for long-term incentive awards. The 2010 long-term incentive awards to Mr. Bonney put his 2010 long-term incentive compensation at about the 45th percentile compared to the peer group and survey data used by the Compensation Committee.

        Long-term incentive awards—other Named Executive Officers:    The Compensation Committee's determinations to grant our Named Executive Officers (other than Mr. Bonney) stock options and RSUs during our annual performance cycle were made after careful consideration of the benchmarking against our peer group and broader market data and other evaluation criteria described above, with significant emphasis placed on retention considerations and each Named Executive Officer's potential future contributions to our performance. These determinations also took into account our available annual budget for long-term incentive awards. Details of the long-term incentive awards made to the Named Executive Officers in 2010 can be found in the Summary Compensation Table and Grants of Plan-Based Awards in 2010 Table in this Proxy Statement. All stock options and RSUs listed in the Summary Compensation Table for 2010 were awarded in May 2010 during our annual performance cycle except for a 50,000 stock option award to Dr. Gilman in October 2010 in connection with his promotion to Executive Vice President, Research & Development and Chief Scientific Officer, in September 2010, and a 40,000 stock option award to Dr. Vetticaden in October 2010 in connection with the expansion of his role to Senior Vice President, Chief Medical and Development Officer, in September 2010. The performance awards made as part of the annual performance cycle put the 2010 long-term incentive compensation paid to these Named Executive Officers at about the 55th percentile compared to the peer group and survey data used by the Compensation Committee. The size of Dr. Gilman's and Dr. Vetticaden's awards in October 2010 were determined based on market practices for grants made in connection with similar promotions and expansions of roles.

Retention Letters

        As noted above, all of our Executive Officers have retention letters. The terms of the retention letters and the value of the payments to be received under the retention letters under various termination scenarios can be found in the section of this Proxy Statement entitled "Termination of Employment and Change-in-Control Agreements." The objectives of these retention letters are described in the Executive Summary section of this CD&A. To ensure that these agreements remain reasonable and competitive, the Compensation Committee periodically reviews competitive data provided by PM&P, as well as potential costs to the company of the retention letters under various potential termination scenarios. The retention letters of several of our Executive Officers, including our Chief Executive Officer, expired in October 2010. As a result, during 2010, the Compensation Committee, with the assistance of PM&P, reviewed the terms of the retention letters against competitive data, other relevant metrics and Executive Officer data, including walk-away values, wealth accumulation and similar data that shows the levels of compensation that an Executive Officer would receive under various termination scenarios. After this review, the Compensation Committee and the Board determined to enter into new retention letters with our Executive Officers with substantially similar terms as those that expired in October 2010.

Perquisites and Personal Benefits

        As noted above, our Executive Officers are eligible to participate in the benefit programs that we provide to all employees at the same level as all other employees (for example, medical, dental, 401(k) plan, life and disability insurance, employee stock purchase plan). In addition, we provide our Executive Officers with a supplemental long-term disability policy so that the long-term disability benefit for our Executive Officers is comparable, in terms of the portion of the salary that would be paid to our Executive Officers in the event of a long-term disability, to that of our other employees. The amounts of these additional premiums for Executive Officers who need the supplemental long-term disability policy to have a comparable benefit to that of our other employees range from approximately $1,000 to approximately $4,000 annually and totaled less than $19,000 in 2010 for all of our Executive Officers. As necessary, we also provide relocation assistance to newly hired Executive Officers and other key employees as part of their compensation packages. We believe that providing such relocation assistance is consistent with industry and peer group practices and enables us to better compete for key talent. The last Executive Officer to receive such relocation assistance was Dr. Vetticaden in connection with his hiring in December 2008.

Stock Ownership and Trading Guidelines

        As noted above, Executive Officers are subject to the stock ownership guidelines as described in the table below. The guidelines are designed to align the interests of our Executive Officers with those of our stockholders by ensuring that our Executive Officers have a meaningful financial stake in our success. The amount of stock, which includes vested in-the-money stock options, required to be held to satisfy ownership requirements was established by the Board of Directors upon recommendation of the Compensation Committee, which, in making its recommendation, reviewed market practices of peer companies and determined the level of ownership that would best align executives and stockholders.

Group/Name	Ownership Requirement (Market Value of Stock Held)	Time to Meet Requirement
Mr. Bonney	4x Base Salary	By January 1, 2012
Other Executive Officers	1.5x Base Salary	By the later of (a) January 1, 2012 and (b) 6 years of becoming an Executive Officer

        As of January 1, 2011, Mr. Bonney and our other Executive Officers who are required to meet the ownership requirement by January 1, 2012 had achieved the ownership requirement. Our other Executive Officers are making significant progress towards meeting the ownership requirements. The guidelines require that any Executive Officer who has passed the date on which he or she is required to meet the ownership requirement and does not meet the requirement may only sell vested in-the-money stock options and vested RSUs, provided that he or she retains shares of common stock with a market value of at least 50% of the net proceeds received as a result of such sale.

        As part of our Policy on Insider Trading and Confidentiality, all of our employees, including our Executive Officers, Directors and consultants are prohibited from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Recoupment Policy

        As noted above, the Board has adopted a policy providing that, if the independent members of the Board determine, in their reasonable and sole discretion, that any fraud, gross negligence or intentional misconduct by Mr. Bonney or Mr. McGirr caused or contributed to us having to restate all or a portion of our financial statements, then the independent directors may take any action they deem necessary or appropriate to remedy the misconduct and prevent its recurrence. The policy further provides that, in connection with taking such action, the independent directors, to the fullest extent permitted by law, in cases they deem appropriate, will require, on our behalf, reimbursement to us by Mr. Bonney or Mr. McGirr of any bonus or incentive compensation awarded to him, effect the cancellation of outstanding equity awards to Mr. Bonney or Mr. McGirr and seek reimbursement of any gains realized by Mr. Bonney or Mr. McGirr on the exercise or sale of any equity-based awards if and to the extent that: (a) the amount of the bonus or equity compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) Mr. Bonney or Mr. McGirr engaged in any fraud, gross negligence or intentional misconduct that caused or contributed to the need for the restatement, and (c) the amount of the bonus or equity compensation that would have been awarded to Mr. Bonney or Mr. McGirr had the results been properly reported would have been lower than the amount actually awarded.

Impact of Accounting and Tax

        The Compensation Committee has considered the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, formerly Statement of Financial Accounting Standard No. 123 (revised 2004), or ASC Topic 718, on our use of equity incentives as a key retention tool. The Compensation Committee has determined that the current estimated costs of continuing to use equity incentives, including stock options and RSUs, relative to the benefits we believe these programs provide does not warrant any change to our current equity incentive framework.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, limits the tax deduction for compensation paid to Named Executive Officers (with the exception of Chief Financial Officers) to $1,000,000. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by stockholders. Our stockholders have approved our existing employee equity incentive plan, the 2010 Plan, and all of our previous equity incentive plans, which are designed to allow the deduction of income recognized in connection with stock options with time-based vesting and equity awards with performance-based vesting criteria awarded under the plans. In addition, our stockholders have approved our Performance-Based Management Incentive Plan, or Management Incentive Plan, which is designed to allow the deduction of payments made under the plan. The Management Incentive Plan applies to annual cash performance awards made under our short-term incentive plans beginning with payments attributable to our 2011 performance. We have in the past, and may in the future, award compensation that is not fully deductible under the Internal Revenue Code when we view such compensation as consistent with our compensation policies and in the best interests of the company and our stockholders.

        Under our retention letters, we do not compensate executives for any excise tax liability they may incur by reason of payments and benefits received pursuant to the letters. As a result, if a Named Executive Officer is assessed any excise tax liability under Section 280G of the Internal Revenue Code as a result of payments and benefits received under a retention letter, that Named Executive Officer is responsible for the payment of such excise tax.

Equity Granting Practices

        We have never had a program or policy in place to coordinate equity grants with the release of material, non-public information. We issue stock option awards to our employees throughout the year. Stock options are typically awarded in connection with hiring, promotion and our annual performance cycle. In addition, the Compensation Committee has authorized a pool of options which may be issued by Mr. Bonney from time to time during the year in recognition of extraordinary results. All options are priced at the closing market price of our common stock on the grant date. The grant date is the 15th day of the month following the month in which the award is made (or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred). As part of our annual performance cycle, we also issue time-vested RSUs. Awards of RSUs are generally communicated in April and have a grant date of May 15th of each year (or, if no trades were reported on such date, the most recent trading day preceding such date on which a trade occurred). Each year, the Compensation Committee approves guidelines for both new hire and promotion stock option awards and for stock options and RSUs to be granted in connection with our annual performance cycle. Our Chief Executive Officer is required to further approve all individual awards issued in accordance with the foregoing pools and guidelines. The Compensation Committee must approve all awards of stock options and RSUs to Executive Officers other than Mr. Bonney and all awards to non-Executive Officers that are made outside of pre-approved guidelines, and the Board must approve all awards of stock options and RSUs to Mr. Bonney.

Summary Compensation Table

        The following table summarizes the compensation paid or earned by our Named Executive Officers in the years covered in the table.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Michael Bonney	2010	$550,000	$—	$539,000	$1,262,345	$506,000		$16,146	$2,873,491
President & Chief Executive	2009	$500,000	$—	$335,200	$1,054,980	$420,000	$—	$11,225	$2,321,405
Officer	2008	$460,000	$—	$—	$1,043,160	$500,480	$—	$13,486	$2,017,126
David McGirr	2010	$381,761	$—	$161,700	$327,275	$216,687		$20,904	$1,108,327
SVP & Chief Financial	2009	$370,282	$—	$107,264	$281,328	$174,033	$—	$15,002	$947,909
Officer	2008	$358,800	$—	$—	$208,632	$235,552	$—	$14,328	$817,312
Robert Perez	2010	$451,082	$—	$269,500	$701,303	$250,621		$18,545	$1,691,051
EVP & Chief Operating	2009	$430,011	$—	$209,500	$439,575	$207,265	$—	$11,265	$1,297,616
Officer	2008	$400,010	$—	$—	$278,176	$272,107	$—	$13,515	$963,808
Steven Gilman(6)	2010	$410,903	$—	$215,600	$1,063,877	$236,647		$19,490	$1,946,517
EVP, Research &	2009	$387,000	$—	$167,600	$439,575	$151,936	$—	$11,075	$1,157,186
Development and Chief	2008	$320,538	$—	$—	$707,350	$182,523	$—	$10,350	$1,220,761
Scientific Officer
Santosh Vetticaden(7)	2010	$398,120	$—	$161,700	$729,543	$199,160		$39,608	$1,528,131
SVP, Chief Medical and	2009	$370,000	$—	$149,985	$744,872	$144,226	$—	$224,035	$1,633,118
Development Officer

(1)
Represents the fair value of RSU awards as of the grant date. The grant date fair value of each share of common stock underlying the awards of RSUs in 2010 was $21.56, the closing price of our common stock on the grant date, May 14, 2010.

(2)
Represents the grant date fair value using the Black-Scholes option pricing model in accordance with ASC Topic 718. In making the Black-Scholes calculation, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Report on Form 10-K for each of the covered fiscal years as of the grant date. All stock options included in this column for 2010 were awarded in May 2010 during our annual performance cycle except for a 50,000 stock option award to Dr. Gilman in October 2010 in connection with his promotion to Executive Vice President, Research & Development and Chief Scientific Officer, in September 2010, and a 40,000 stock option award to Dr. Vetticaden in October 2010 in connection with the expansion of his role to Senior Vice President, Chief Medical and Development Officer, in September 2010.

(3)
Reflects the cash bonus awards earned in the covered year under our STIP in effect for such year. Payments for awards earned in each covered year were made in the first quarter of the immediately succeeding year.

(4)
We do not have either a pension plan or a non-qualified deferred compensation plan.

(5)
All Other Compensation for 2010 for each Named Executive Officer other than Dr. Vetticaden consists primarily of 401(k) matching contributions of $11,025. All Other Compensation for 2010 for Dr. Vetticaden consists primarily of the same 401(k) matching contribution and $20,141 of payments and benefits related to his relocation to the Lexington, Massachusetts area from

  California after his December 2008 commencement of employment with Cubist. The relocation payments and benefits consisted of $13,747 for the payment of relocation costs and $6,395 for a tax gross up on the taxable portion of the relocation payments.

(6)
Dr. Gilman's base salary was increased to $402,000, effective January 1, 2010, during the 2009 year-end performance review that occurred in February 2010 and then was increased to $430,000 in connection with his promotion to Executive Vice President, Research & Development and Chief Scientific Officer, in September 2010. The $410,903 base salary for 2010 represents the actual base salary he was paid in 2010. Dr. Gilman's base salary in 2008 on an annualized basis was $360,000. Because Dr. Gilman's began his employment with us in February 2008, the 2008 salary reflected in this Summary Compensation Table represents the actual base salary he was paid in 2008.

(7)
No amounts are shown for Dr. Vetticaden in 2008 because he was not a Named Executive Officer in that year.

Grants of Plan-Based Awards in 2010

        The following table sets forth information concerning grants of plan-based awards made to the Named Executive Officers during 2010.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(2) (i)
										All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/Sh)(4) (k)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Stock and Option Awards (l)(5)
		Date of Board or Committee Action (b-1)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Michael Bonney
Annual Cash Performance Award	—	—	$385,000	$550,000	$1,100,000	—	—	—	—	—	—	—
Stock Option Award	5/14/2010	4/13/10	—	—	—	—	—	—	—	135,000	$21.56	$1,262,345
RSU Award	5/14/2010	4/13/10	—	—	—	—	—	—	25,000	—	—	$539,000
David McGirr
Annual Cash Performance Award	—	—	$162,860	$232,657	$465,313	—	—	—	—	—	—	—
Stock Option Award	5/14/2010	4/13/10	—	—	—	—	—	—	—	35,000	$21.56	$327,275
RSU Award	5/14/2010	4/13/10	—	—	—	—	—	—	7,500	—	—	$161,700
Robert Perez
Annual Cash Performance Award	—	—	$189,454	$270,649	$541,298	—	—	—	—	—	—	—
Stock Option Award	5/14/2010	4/13/10	—	—	—	—	—	—	—	75,000	$21.56	$701,303
RSU Award	5/14/2010	4/13/10	—	—	—	—	—	—	12,500	—	—	$269,500
Steven Gilman
Annual Cash Performance Award	—	—	$180,600	$258,000	$516,000	—	—	—	—	—	—	—
Stock Option Award	5/14/2010	4/13/10	—	—	—	—	—	—	—	60,000	$21.56	$561,042
RSU Award	5/14/2010	4/13/10	—	—	—	—	—	—	10,000	—	—	$215,600
Stock Option Award	10/15/2010	9/7/10	—	—	—	—	—	—	—	50,000	$25.23	$502,835
Santosh Vetticaden
Annual Cash Performance Award	—	—	$139,342	$199,060	$398,120	—	—	—	—	—	—	—
Stock Option Award	5/14/2010	4/13/10	—	—	—	—	—	—	—	35,000	$21.56	$327,275
RSU Award	5/14/2010	4/13/10	—	—	—	—	—	—	7,500	—	—	$161,700
Stock Option Award	10/15/2010	9/7/10	—	—	—	—	—	—	—	40,000	$25.23	$402,268

(1)
The dollar amounts set forth in the threshold, target and maximum columns are calculated in accordance with the 2010 STIP. The actual awards paid (in February 2011) to the Named Executive Officers are set forth in the Summary Compensation Table of this Proxy Statement.

(2)
Represents an award of RSUs. All RSU awards vest in equal annual installments over a four year period.

(3)
All stock option awards have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(4)
The exercise prices reflect the closing price of our common stock on the grant date.

(5)
The fair value of stock option awards represents the grant date fair value of the award using the Black-Scholes model. The Black-Scholes value of stock options granted on May 14, 2010 and October 15, 2010 was $9.35 and $10.06 per share, respectively. The grant date fair value of each share of common stock underlying the awards of RSUs was $21.56, the closing price of our common stock on the grant date.

Outstanding Equity Awards at 2010 Fiscal Year End(1)

        The following tables set forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2010.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
								Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)
Michael Bonney	150,000	—	—	$35.32	01/03/2012	—	$—	—	$—
	59,438	—	—	$8.23	02/26/2013	—	$—	—	$—
	46,014	—	—	$8.23	02/26/2013	—	$—	—	$—
	60,000	—	—	$12.61	12/12/2013	—	$—	—	$—
	100,000	—	—	$10.84	07/01/2014	—	$—	—	$—
	100,000	—	—	$10.87	02/14/2015	—	$—	—	$—
	80,000	—	—	$21.61	01/31/2016	—	$—	—	$—
	117,187	7,813	—	$19.51	02/15/2017	—	$—	—	$—
	103,125	46,875	—	$18.10	02/15/2018	—	$—	—	$—
	56,250	93,750		$16.76	05/15/2019	—	$—	—	$—
	16,875	118,125		$21.56	05/14/2020	—	$—	—	$—
	—	—	—	—	—	40,000	$856,000	—	$—
David McGirr	50,000	—	—	$9.98	12/02/2012	—	$—	—	$—
	500	—	—	$13.26	09/12/2013	—	$—	—	$—
	15,000	—	—	$12.61	12/12/2013	—	$—	—	$—
	45,000	—	—	$10.35	06/14/2015	—	$—	—	$—
	25,000	—	—	$21.61	01/31/2016	—	$—	—	$—
	20,000	—	—	$22.14	06/16/2016	—	$—	—	$—
	28,125	1,875	—	$19.51	02/15/2017	—	$—	—	$—
	16,250	3,750	—	$23.12	08/15/2017	—	$—	—	$—
	20,625	9,375	—	$18.10	02/15/2018	—	$—	—	$—
	15,000	25,000		$16.76	05/15/2019	—	$—	—	$—
	4,375	30,625		$21.56	05/14/2020	—	$—	—	$—
	—	—	—	—	—	12,300	$263,220	—	$—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the Named Executive Officer's retention letters and the terms of our Amended and Restated 2000 Equity Incentive Plan, or 2000 Plan, and the 2010 Plan, the plans under which these awards were granted.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(4)
Calculated using a per share price of $21.40, the closing price of our common stock on December 31, 2010.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
								Equity Incentive Plan Awards:
			Equity Incentive Plan Awards:
									Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)
							Market Value of Shares or Units of Stock That Have Not Vested ($)(4) (h)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(1)	Number of Securities Underlying Unexercised, Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date(2) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(3) (g)
Robert Perez	56,000	—	—	$13.25	09/02/2013	—	$—	—	$—
	500	—	—	$13.26	09/12/2013	—	$—	—	$—
	40,000	—	—	$10.84	07/01/2014	—	$—	—	$—
	30,000	—	—	$10.87	02/14/2015	—	$—	—	$—
	30,000	—	—	$10.35	06/14/2015	—	$—	—	$—
	40,000	—	—	$21.61	01/31/2016	—	$—	—	$—
	20,000	—	—	$22.14	06/16/2016	—	$—	—	$—
	28,125	1,875	—	$19.51	02/15/2017	—	$—	—	$—
	20,312	4,688	—	$23.12	08/15/2017	—	$—	—	$—
	40,625	9,375	—	$21.91	09/14/2017	—	$—	—	$—
	27,500	12,500	—	$18.10	02/15/2018	—	$—	—	$—
	23,437	39,063		$16.76	05/15/2019	—	$—	—	$—
	9,375	65,625		$21.56	05/14/2020	—	$—	—	$—
	—	—	—	—	—	21,875	$468,125	—	$—
Steven Gilman	68,750	31,250	—	$18.69	03/14/2018	—	$—	—	$—
	23,437	39,063		$16.76	05/15/2019	—	$—	—	$—
	7,500	52,500		$21.56	05/14/2020	—	$—	—	$—
	—	50,000		$25.23	10/15/2020	—	$—	—	$—
	—	—	—	—	—	17,500	$374,500	—	$—
Santosh Vetticaden	35,000	45,000	—	$22.66	01/15/2019	—	$—	—	$—
	4,375	30,625		$21.56	05/14/2020	—	$—	—	$—
	—	40,000		$25.23	10/15/2020	—	$—	—	$—
	—	—	—	—	—	14,212	$304,137	—	$—

(1)
Under some circumstances, the vesting of equity awards may be accelerated in accordance with the terms of the Named Executive Officer's retention letters and the terms of the 2000 Plan and the 2010 Plan.

(2)
All stock option grants have a four-year vesting schedule, vest equally over 16 quarters and have a 10-year term.

(3)
Represents awards of RSUs. All RSU awards vest in equal annual installments over a four-year period.

(4)
Calculated using a per share price of $21.40, the closing price of our common stock on December 31, 2010.

Option Exercises and Stock Vested in 2010

        The following table sets forth information concerning the exercise of stock options and the vesting of RSUs held by each Named Executive Officer in 2010.

	Option Awards		Stock Awards(1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)(2)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(3)
Michael Bonney	254,548(4)	$2,718,018	5,000	$107,800
David McGirr	35,000(5)	$ 421,811	1,600	$ 34,496
Robert Perez	10,000	$ 136,300	3,125	$ 67,375
Steven Gilman	—	—	2,500	$ 53,900
Santosh Vetticaden	—	—	2,237	$ 48,230

(1)
Consists of awards of RSUs, which vest in equal annual installments over a four-year period.

(2)
Computed by determining the difference between the market prices of our common stock upon exercise and the exercise prices of the exercised stock options.

(3)
Computed by multiplying the number of shares that vested by the closing fair market value of our common stock on the date of vesting.

(4)
Represents 184,548 shares of our common stock that Mr. Bonney acquired through option exercises and then sold on the open market and 70,000 shares that Mr. Bonney acquired through option exercises and then held, thereby increasing his ownership of our common stock by 70,000 shares. Mr. Bonney used the proceeds received from the sales of the 184,548 shares primarily to cover the option exercise price and taxes related to exercising all 254,548 shares and holding the 70,000 shares.

(5)
Represents 27,750 shares of our common stock that Mr. McGirr acquired through option exercises and then sold on the open market and 7,250 shares that Mr. McGirr acquired through option exercises and then held, thereby increasing his ownership of our common stock by 7,250 shares. Mr. McGirr used the proceeds received from the sales of the 27,750 shares primarily to cover the option exercise price and taxes related to exercising all 35,000 shares and holding the 7,250 shares.

 Termination of Employment and Change-in-Control Agreements

        Our Executive Officer retention letters provide certain protections to Executive Officers in the event of their termination as summarized in the following table.

Key Retention Letter Elements(1)	Chief Executive Officer	Other Executive Officers
Retention Letter Term	Expires in October 2013, except in the case of a change-in-control prior to the expiration date in which case the term becomes the later of: (a) October 2012; and (b) 2 years following the change-in-control.	Expire in October 2013, except in the case of a change-in-control prior to the expiration date in which case the term becomes the later of: (a) October 2012; and (b) 2 years following the change-in-control.
Severance	24 months of base salary, if terminated without cause at any time, payable over 6 months starting 60 days after termination.	18 months of base salary, payable over 6 months, if terminated without cause at any time, payable over 6 months starting 60 days after termination.

24 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in-control, the Chief Executive Officer is terminated without cause or resigns for good reason.

18 months of base salary and one year's annual performance award (higher of previous year award or current target award), payable in one lump sum payment, if, within 24 months following a change-in control, the Executive Officer is terminated without cause or resigns for good reason.

Benefit Continuation (medical and dental insurance only)

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 24 months after the Chief Executive Officer becomes entitled to severance payments, as long as the Chief Executive Officer pays the full monthly premium for such coverage in each such month.

The reimbursement, on a monthly basis, for the company portion of medical and dental coverage for 18 months after he or she becomes entitled to severance payments, as long as the Executive Officer pays the full monthly premium for such coverage in each such month.

Equity Vesting Acceleration	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the Chief Executive Officer is terminated without cause or resigns for good reason.	Vesting of equity is accelerated only if, within 24 months following a change-in-control, the Executive Officer is terminated without cause or resigns for good reason.

(1)
Additional details and definitions can be found in the actual retention letters. Mr. Bonney's retention letter and a form of the retention letter with our other Named Executive Officers are on file with the SEC.

        Receipt of any severance and benefits is conditioned on the Executive Officer signing a release of claims within 50 days of his or her last date of employment with the company. In addition, Executive Officers will continue to be bound by the obligations set forth in our form of Employee Confidentiality Agreement, which is on file with the SEC. None of our Executive Officers is entitled to a gross up associated with taxes owed on change-in-control payments or taxes due pursuant to Internal Revenue Code Section 280G.

        The remainder of this section summarizes quantitative disclosures for each Named Executive Officer regarding estimated payments and other benefits that would have been received by the Named Executive Officer or his estate if his employment terminated as of the last business day of the year, December 31, 2010, under the following circumstances:

  •
  Termination by us for cause.

  •
  Termination by us without cause not following a change-in-control.

  •
  Termination by us without cause or by the Named Executive Officer for good reason following a change-in-control.

Payments to Michael Bonney Assuming a December 31, 2010 Termination

	Cash Severance
						Equity
			Performance Award
	Base Salary						Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$4,847,999	N/A	$27,010	$278,703	$5,153,712
Termination without cause not following a change-in-control	2.0	$1,100,000	N/A	N/A		$4,847,999	N/A	$27,010	$278,703	$6,253,712
Termination without cause or resignation with good reason following a change-in-control	2.0	$1,100,000	1.0	$550,000	(5)	$4,847,999	$1,460,454	$27,010	$278,703	$8,264,166

(1)
All unvested equity is assumed to have accelerated as of December 31, 2010. The amount shown here represents the spread of the accelerated options and the value of accelerated RSUs assuming a stock price of $21.40 (our closing stock price on December 31, 2010).

(2)
See the Outstanding Equity Awards at 2010 Fiscal Year End table for the vesting status of Mr. Bonney's equity awards as of December 31, 2010.

(3)
Mr. Bonney's benefits are continued for 24 months, subject to certain conditions. The benefits cost includes the employer cost of health and dental insurance only. Mr. Bonney's cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the potential expiration of COBRA benefits coverage as full group insurance rates may apply.

(4)
Represents the entire balance of Mr. Bonney's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 100% of Mr. Bonney's annual target award opportunity for fiscal year 2010 because that amount is higher than Mr. Bonney's 2009 award.

Payments to David McGirr Assuming a December 31, 2010 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$1,394,989	N/A	$26,270	$276,992	$1,698,251
Termination without cause not following a change-in-control	1.5	$572,642	N/A	N/A		$1,394,989	N/A	$26,270	$276,992	$2,270,893
Termination without cause or resignation with good reason following a change-in-control	1.5	$572,642	1.0	$229,057	(5)	$1,394,989	$413,701	$26,270	$276,992	$2,913,651

(1)
All unvested equity is assumed to have accelerated as of December 31, 2010. The amount shown here represents the spread of the accelerated options and the value of accelerated RSUs assuming a stock price of $21.40 (our closing stock price on December 31, 2010).

(2)
See the Outstanding Equity Awards at 2010 Fiscal Year End table for the vesting status of Mr. McGirr's equity awards as of December 31, 2010.

(3)
Mr. McGirr's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. McGirr's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 100% of Mr. McGirr's annual target award opportunity for fiscal year 2010 because that amount is higher than Mr. McGirr's 2009 award.

Payments to Robert Perez Assuming a December 31, 2010 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$1,782,924	N/A	$20,901	$211,180	$2,015,005
Termination without cause not following a change-in-control	1.5	$676,623	N/A	N/A		$1,782,924	N/A	$20,901	$211,180	$2,691,628
Termination without cause or resignation with good reason following a change-in-control	1.5	$676,623	1.0	$270,649	(5)	$1,782,924	$694,172	$20,901	$211,180	$3,656,449

(1)
All unvested equity is assumed to have accelerated as of December 31, 2010. The amount shown here represents the spread of the accelerated options and the value of accelerated RSUs assuming a stock price of $21.40 (our closing stock price on December 31, 2010).

(2)
See the Outstanding Equity Awards at 2010 Fiscal Year End table for the vesting status of Mr. Perez's equity awards as of December 31, 2010.

(3)
Mr. Perez's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Mr. Perez's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 100% of Mr. Perez's annual target award opportunity for fiscal year 2010 because that amount is higher than Mr. Perez's 2009 award.

Payments to Steven Gilman Assuming a December 31, 2010 Termination

	Cash Severance						Equity
	Base Salary			Performance Award				Value of Accelerated Unvested Equity(1)(2)
							Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$		Multiple	$						Total
Termination for cause	N/A	N/A		N/A	N/A		$295,060	N/A	$14,110	$110,365	$419,535
Termination without cause not following a change-in-control	1.5	$645,000	(5)	N/A	N/A		$295,060	N/A	$14,110	$110,365	$1,064,535
Termination without cause or resignation with good reason following a change-in-control	1.5	$645,000	(5)	1.0	$246,542	(6)	$295,060	$640,440	$14,110	$110,365	$1,951,517

(1)
All unvested equity is assumed to have accelerated as of December 31, 2010. The amount shown here represents the spread of the accelerated options and the value of accelerated RSUs assuming a stock price of $21.40 (our closing stock price on December 31, 2010).

(2)
See the Outstanding Equity Awards at 2010 Fiscal Year End table for the vesting status of Dr. Gilman's equity awards as of December 31, 2010.

(3)
Dr. Gilman's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Dr. Gilman's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 1.5 times Dr. Gilman's annual base salary as of December 31, 2010, which was $430,000, having been increased from $402,000 in connection with his promotion to Executive Vice President, Research & Development and Chief Scientific Officer in September 2010.

(6)
The amount shown here is 100% of Dr. Gilman's annual target award opportunity for fiscal year 2010, which, in accordance with the 2010 STIP, is 60% of the $410,903 salary he was paid in 2010, because his annual target opportunity for fiscal year 2010 is higher than Dr. Gilman's 2009 award.

Payments to Santosh Vetticaden Assuming a December 31, 2010 Termination

	Cash Severance					Equity
	Base Salary		Performance Award				Value of Accelerated Unvested Equity(1)(2)
						Value of Vested Equity		Benefits Continuation(3)	401(k) Plan Balance(4)
Circumstances of Termination:	Multiple	$	Multiple	$						Total
Termination for cause	N/A	N/A	N/A	N/A		$0	N/A	$23,644	$76,771	$100,415
Termination without cause not following a change-in-control	1.5	$597,180	N/A	N/A		$0	N/A	$23,644	$76,771	$697,595
Termination without cause or resignation with good reason following a change-in-control	1.5	$597,180	1.0	$199,060	(5)	$0	$304,137	$23,644	$76,771	$1,200,792

(1)
All unvested equity is assumed to have accelerated as of December 31, 2010. The amount shown here represents the spread of the accelerated options and the value of accelerated RSUs assuming a stock price of $21.40 (our closing stock price on December 31, 2010).

(2)
See the Outstanding Equity Awards at 2010 Fiscal Year End table for the vesting status of Dr. Vetticaden's equity awards as of December 31, 2010.

(3)
Dr. Vetticaden's benefits are continued for 18 months. The benefits cost includes our cost of health and dental insurance only.

(4)
Represents the entire balance of Dr. Vetticaden's 401(k) account. We match 75% of the employee's contributions up to 6% of the employee's cash compensation, subject to a statutory cap, in the form of common stock (all of our employees are eligible for this match, not just Executive Officers).

(5)
The amount shown here is 100% of Dr. Vetticaden's annual target award opportunity for fiscal year 2010 because that amount is higher than Dr. Vetticaden's 2009 award.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Compensation Committee
Michael Wood, Chair
Martin Soeters
Leon Moulder

March 28, 2011

(1)
Notwithstanding anything to the contrary set forth in any of Cubist's previous filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be incorporated by reference into any such filings.

INFORMATION AS TO OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Information as to Directors and Nominees for Director

        Names, Ages and Classes.    The names of our directors (including the nominees for re-election as Class III Directors at the 2011 Annual Meeting) are as follows:

Name	Age	Position(s) Held	Director Since	Term Expires	Class of Director
Kenneth Bate, MBA, Lead Director	60	Chair*	2003	2012	I
Nancy Hutson, Ph.D.	61	Director	2008	2012	I
Martin Soeters	57	Director	2006	2012	I
Leon Moulder, Jr., MBA	53	Director	2010	2012	I
Michael Bonney	52	Director, President and CEO	2003	2013	II
Mark Corrigan, M.D.	53	Director	2008	2013	II
Sylvie Grégoire, Pharm.D.	49	Director	2006	2013	II
Martin Rosenberg, Ph.D.	65	Director	2005	2011	III
Matthew Singleton, MBA, CPA	58	Director	2003	2011	III
Michael Wood, M.D.	67	Director	2005	2011	III

*
Mr. Bate has held the position of Chair since March 2011. Mr. Bate served as our Lead Director from June 2006 to March 2011.

        Biographies and Qualifications.    The biographies of our directors and certain information regarding each director's experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a director of Cubist are as follows:

Name	Biography	Qualifications
Mr. Bate	Since May 2009, Mr. Bate has served as President and Chief Executive Officer of Archemix Corp., or Archemix, a privately-held biopharmaceutical company. From January 2007 to April 2009, Mr. Bate was President and Chief Executive Officer of NitroMed, Inc., or NitroMed, a public pharmaceutical company. From March 2006 until January 2007, Mr. Bate was Chief Operating Officer and Chief Financial Officer of NitroMed. From January 2005 to March 2006, Mr. Bate was employed at JSB Partners, a life sciences focused investment banking and transactional advisory firm, which he co-founded. From 2002 to January 2005, Mr. Bate was head of commercial operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., or Millennium, a public biopharmaceutical company. Mr. Bate is a director of two public biopharmaceutical companies, AVEO Pharmaceuticals, Inc., or AVEO, and BioMarin Pharmaceuticals, Inc., or BioMarin. During the last five years, Mr. Bate has served as a director of NitroMed and Coley Pharmaceutical Group, Inc., or Coley, a biopharmaceutical company, which was a public company during the period of Mr. Bate's service.

•       Depth of operating, finance, commercial, transactional and senior management experience in the industry, including as:

•       President and Chief Executive Officer of Archemix

•       President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of NitroMed

•       Co-founder of JSB Partners

•       Head of commercial operations and Chief Financial Officer of Millennium

•       Vice President of sales and marketing, and Chief Financial Officer of Biogen, Inc., or Biogen, a public biopharmaceutical company

•       Depth of experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry, including AVEO, BioMarin, NitroMed and Coley

Name	Biography	Qualifications
Mr. Bonney	Mr. Bonney has served as our President and Chief Executive Officer since June 2003. From January 2002 to June 2003, he served as our President and Chief Operating Officer. Mr. Bonney is a director of NPS Pharmaceuticals, Inc., or NPS, a public pharmaceutical company. He serves on the Board of Trustees of the Beth Israel Deaconess Medical Center and is Chair of the Bates College Board of Trustees. Mr. Bonney is also a board member of the Pharmaceutical Research and Manufacturers of America, or PhRMA, a non-profit pharmaceutical trade organization, and is a former board member of the Biotechnology Industry Organization, or BIO, Health Section Governing Body, a non-profit biotechnology trade organization.

•       Depth of operating, commercial and senior management experience in the industry both at Cubist and prior to joining Cubist, including as:

•       Cubist's Chief Executive Officer and President

•       Cubist's Chief Operating Officer

•       Positions of increasing responsibility, including Vice President, Sales and Marketing, at Biogen

•       Positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, a biotechnology company

•       Depth of experience serving on the Board of Directors (and certain of their key standing committees) of NPS

•       Service as a board member of PhRMA and BIO

Dr. Corrigan

Since January 2010, Dr. Corrigan has served as President and Chief Executive Officer of Zalicus Inc. (formerly known as CombinatoRx, Incorporated), or Zalicus, a public biopharmaceutical company. He is also a member of the Board of Directors of Zalicus. From April 2003 to December 2009, Dr. Corrigan was Executive Vice President, Research and Development at Sepracor, Inc., or Sepracor, a public pharmaceutical company.

•       Depth of operating, scientific, clinical development and senior management experience in the industry, including as:

•       President and Chief Executive Officer of Zalicus

•       Executive Vice President, Research and Development at Sepracor

•       Depth of experience in academic research, clinical development and as a practicing physician, including as follows:

•       Five years of academic research and as principal investigator for several clinical trials

•       More than 20 years of experience as a practicing physician

•       Board certifications in psychiatry and neurology

•       Depth of experience serving on the Board of Directors of Zalicus

Name	Biography	Qualifications
Dr. Grégoire	Since 2007, Dr. Grégoire has served as President, Human Genetic Therapies division of Shire plc, or Shire, a public biopharmaceutical company. From August 2005 to June 2008, she served as a director of IDM Pharma, Inc., or IDM, a public biotechnology company, including serving as its Executive Chair from August 2006 to October 2007. From 2004 to 2005, Dr. Grégoire served as President, Chief Executive Officer and Executive Member of the Board of Directors of GlycoFi, Inc., or GlycoFi, a private biotechnology company.

•       Depth of operating, clinical, manufacturing, international and senior management experience in the industry, including as:

•       President, Human Genetic Therapies division of Shire

•       President and Chief Executive Officer of GlycoFi

•       Executive Vice President, Technical Operations, and other roles of increasing responsibility at Biogen, Inc./Biogen Idec Inc.

•       Depth of experience serving on Boards of Directors (and certain of their key standing committees) of private and public companies in the life sciences industry, including as Executive Chairwoman of IDM, Executive Member of the Board of Directors of GlycoFi, and as a director of Caprion Proteomics Inc., a private pharmaceutical services company, and Thallion Pharmaceuticals Inc., a public biotechnology company

•       Pharm.D. degree and pharmacy graduate degree

Dr. Hutson

Dr. Hutson retired from Pfizer Inc., or Pfizer, a global biopharmaceutical company, in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer's pharmaceutical R&D site, known as Groton/New London Laboratories. Dr. Hutson is also a director at Endo Pharmaceuticals Holdings Inc., or Endo, a public healthcare solutions company, and Inspire Pharmaceuticals, Inc., or Inspire, a public pharmaceutical company.

•       Depth of operational, scientific, clinical development and senior management experience at Pfizer, including as Senior Vice President, Pfizer Global Research and Development, Director of Pfizer's pharmaceutical R&D site, and as a member of Pfizer's Worldwide Development Operations Group, Senior Leadership Team and Pharmaceuticals Steering Committee

•       Post-doctoral fellowships at the Diabetes and Endocrinology Center at Vanderbilt University and the Department of Clinical Biochemistry at the University of Oxford

•       Depth of experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry, including Endo and Inspire

Name	Biography	Qualifications
Mr. Moulder	Since June 2010, Mr. Moulder has served as Chief Executive Officer of TESARO, Inc., or TESARO, a private biopharmaceutical company. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman, President and Chief Executive Officer of Abraxis BioScience, Inc., or Abraxis, a public biotechnology company, and as President and Chief Executive Officer of Abraxis's wholly-owned operating subsidiary, Abraxis BioScience, LLC, or Abraxis LLC, and the Abraxis Oncology division. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, or Eisai, a pharmaceutical company and wholly-owned subsidiary of Eisai Co., Ltd., a public healthcare company, from January 2008 until January 2009, after Eisai acquired MGI PHARMA, Inc., a public biopharmaceutical company, or MGI PHARMA, where he served as President and Chief Executive Officer since May 2003. Mr. Moulder also serves on the Board of Visitors of the Temple University School of Pharmacy. During the last five years, Mr. Moulder has served as a director of MethylGene, Inc., or MethylGene, a public biopharmaceutical company and MGI PHARMA.

•       Depth of operating and senior management experience in the industry, including as:

•       Chief Executive Officer of TESARO

•       President and Chief Executive Officer of Abraxis

•       Vice Chairman of Eisai

•       President and Chief Executive Officer of MGI PHARMA

•       Depth of experience serving on Boards of Directors (and certain of their key standing committees) of public companies in the life sciences industry, including MethylGene, MGI PHARMA and Abraxis LLC

•       Depth of experience working with industry associations, including as a member of the Board of Directors of BIO

•       Service on the Board of Visitors of the Temple University School of Pharmacy

Name	Biography	Qualifications
Dr. Rosenberg	Since 2003, Dr. Rosenberg has been the Chief Scientific Officer of Promega Corporation, or Promega, a private company providing services to the life sciences industry. Dr. Rosenberg is a director of Promega, the Medical College of Wisconsin Research Foundation, and Scarab Genomics L.L.C., or Scarab, a private biotechnology company. He also serves as a member of the Advisory Council for the National Institutes of Allergy & Infectious Diseases at the National Institutes of Health.

•       Depth of scientific and senior management experience in the industry, including as:

•       Chief Scientific Officer and, previously, Vice President, Research of Promega

•       Senior Vice President, Anti-Infectives, at SmithKline Beecham Corporation, a public pharmaceutical company

•       Depth of government and scientific work with a focus on multiple therapeutic areas, including infectious diseases, including 10 years of experience at the National Institutes of Health and as Section Chief at the National Cancer Institute

•       Depth of experience serving on Boards of Directors (and certain of their key standing committees) of private companies in the life sciences industry, including at Promega and Scarab

•       Service on academic and industry advisory boards and work as an editor and on editorial boards of prominent scientific publications, including as Editor of Microbial Technology and Senior Editor of the Journal of Bacteriology

Name	Biography	Qualifications
Mr. Singleton	Since 2000, Mr. Singleton has served as Executive Vice President and Chief Financial Officer of CitationAir (formerly CitationShares LLC), a private jet services company and wholly-owned subsidiary of Cessna Aircraft Company, which is owned by Textron Inc., a public industrial conglomerate. During the last five years, Mr. Singleton has served as a director of Salomon Reinvestment Company Inc., a private investment services company.

•       Depth of financial, accounting and transactional experience, including as:

•       Chief Financial Officer of CitationAir

•       Managing Director, Executive Vice President and Chief Administrative Officer of CIBC World Markets, an investment banking company

•       Twenty years at Arthur Andersen & Co., a public accounting firm, including as Partner-In-Charge of the Metro New York Audit and Business Advisory Practice

•       Practice Fellow at the Financial Accounting Standards Board, a private organization responsible for establishing financial accounting reporting standards

Mr. Soeters

Since 1980, Mr. Soeters has worked at Novo Nordisk, a public global healthcare company located in Copenhagen, Denmark. Since 2008, Mr. Soeters has served as President of Novo Nordisk Europe A/S. From 2000 to 2007, Mr. Soeters served as President, North America and Senior Vice President of Novo Nordisk, Inc. He is also a member of the European Federation of Pharmaceuticals Industries and Associations (EFPIA) Heads of Europe, or EFPIA, a European pharmaceutical trade organization. During the last five years, Mr. Soeters has served as a director of Pharmacopeia, Inc., or Pharmacopeia, a public biopharmaceutical company.

•       Depth of operating, commercial, international and senior management experience in the industry, including as:

•       President and Senior Vice President of Novo Nordisk Europe A/S

•       President and Senior Vice President of Novo Nordisk North America

•       Senior Vice President, International Marketing at Novo Nordisk Denmark

•       Depth of experience serving on the Board of Directors (and certain of the key standing committees) of Pharmacopeia

•       Depth of experience working with industry associations, including as a member of the Board of Directors of BIO and PhRMA and as a member of the EFPIA

Name	Biography	Qualifications
Dr. Wood	Dr. Wood is currently an Orthopedic Surgeon and retired President-emeritus of the Mayo Foundation, a non-profit organization, and Professor of Orthopedic Surgery at the Mayo Clinic School of Medicine. He was previously Chief Executive Officer of the Mayo Foundation from 1999 until 2003. Dr. Wood is also a director of Singapore Health Services, or SingHealth, an integrated health system in Singapore, STERIS Corporation, or STERIS, a public medical device company, and three private healthcare-related companies: Assistive Technologies Group, Inc., or Assistive Technologies, Helix Medical LLC, or Helix, and Polyglot Systems, Inc., or Polyglot.

•       Depth of experience as a practicing physician and senior management in the customer/hospital segment of the health care industry, including as:

•       Orthopedic Surgeon and Professor of Orthopedic Surgery, Mayo Clinic School of Medicine

•       Chief Executive Officer of the Mayo Foundation

•       Depth of experience serving on Boards of Directors (and certain of their key standing committees) of private and public companies in the life sciences industry, including with STERIS, SingHealth, Assistive Technologies Helix and Polyglot

Director Compensation

Overview

        We compensate our non-employee directors with a combination of cash payments, in the form of annual retainers and meeting fees, and stock options. Stock options represent a significant portion of director compensation, which aligns director compensation directly with our long-term performance. Stock options are granted to non-employee directors upon election or appointment, as the case may be, and on an annual basis. Cash compensation paid to non-employee directors is weighted more heavily towards meeting fees than annual retainers, which are set at a relatively modest level in order to emphasize the importance of attending Board and Board committee meetings. Our Board regularly reviews its performance and the performance of its committees.

        The Compensation Committee is responsible for reviewing the compensation of our non-employee directors and making recommendations to the Board about any changes to such compensation. Every two years, PM&P provides the Compensation Committee with a competitive assessment of compensation for our non-employee directors by comparing our director compensation programs and the amount of compensation that we pay our non-employee directors to the same peer group companies that we use to benchmark our executive compensation, as described in the CD&A section of this Proxy Statement. The assessment compares the total compensation paid to our non-employee directors by position—Chair, Lead Director, director, committee chairs and committee members—and the components of compensation—retainers, meeting fees and equity compensation—to the compensation paid to directors at our peer group companies. The Compensation Committee evaluates this information and recommends any changes to director compensation to the Board for approval. This process typically results in the total compensation of our non-employee directors meeting or exceeding the median total compensation paid to non-employee directors at our peer group companies during the first year after the evaluation of director compensation and the total compensation of our non-employee directors being lower than the median total compensation paid to non-employee directors at our peer group companies during the second year after the evaluation of director compensation.

        Mr. Bonney is a director and one of our Executive Officers. As a result, Mr. Bonney receives no additional compensation for serving on the Board. No other director is an employee of the company.

Retainers

        We pay our non-employee directors an annual retainer on the date of our Annual Meeting of Stockholders for the period between our last Annual Meetings of Stockholders and the current meeting. The annual retainer is payable in arrears on a pro-rata basis based on the number of months that the director was a director, Lead Director or Chair during this period. Retainers are paid in cash or our common stock representing the equivalent value, at the director's election. The retainer for the period from our 2009 Annual Meeting of Stockholders to the 2010 Annual Meeting of Stockholders, or the 2010 Annual Meeting, was paid on the date of the 2010 Annual Meeting. The retainer for the period from the 2010 Annual Meeting to the 2011 Annual Meeting will be paid on the date of the 2011 Annual Meeting.

        In 2010, the annual retainer payable to our Lead Director was $28,000 and the annual retainer payable to our other non-employee directors was $22,000. As a result, Mr. Bate, our Lead Director, earned a $28,000 retainer in 2010 and our other non-employee directors, except for Mr. Moulder, earned a $22,000 retainer in 2010. Mr. Moulder, who joined the Board in February 2010, earned a $19,250 retainer in 2010. We did not have a Chair in 2010. If we did, the Chair would have earned a $34,000 annual retainer.

Meeting Fees

        We pay our non-employee directors $4,000 for each meeting of the Board attended in person and $1,000 for each meeting of the Board attended by phone. We pay our Lead Director or Chair, as the case may be, an additional $1,000 per Board meeting led. We did not have a Chair in 2010. In March 2011, the Board appointed Mr. Bate as Chair from his previous position of Lead Director. Non-chair members of the Audit Committee are paid $2,000 per meeting attended, whether in person or by phone, and the Chair of the Audit Committee is paid $4,000 per committee meeting led. Non-chair members of each other Board committee are paid $1,500 for each committee meeting attended, whether in person or by phone, and the Chairs of such committees are paid $3,500 per meeting led.

Option Awards

        Option awards to our non-employee directors are made under our Amended and Restated 2002 Directors' Equity Incentive Plan, or the Directors' Plan. All options granted to non-employee directors have an exercise price equal to the closing price of our common stock on the grant date.

        Upon first joining the Board, each non-employee director (other than the Lead Director and Chair) is entitled to an automatic grant of a stock option award with a fair value on the grant date of $150,000, calculated using the Black-Scholes option pricing model in accordance with ASC Topic 718, which vests quarterly in equal installments over a three-year period beginning on the grant date. As a result, upon his appointment to the Board in February 2010, we granted Mr. Moulder a stock option award to purchase 16,833 shares of common stock with an exercise price of $20.96 per share. If a Board member is first appointed to the Board as Lead Director or Chair, he or she will receive an initial stock option award with a fair value of $200,000 or $250,000, respectively. Such option award will have the same vesting schedule as the initial stock option awards to non-employee directors. Because Mr. Bate was already a member of the Board when the Board appointed him Chair in March 2011, he did not receive an additional option award in connection with his appointment.

        In addition, provided that they were serving as a director on the close of business on the date of our annual meeting of stockholders, our non-employee directors (other than the Lead Director and Chair) are automatically granted a stock option with a fair value on the date of our annual meeting of stockholders, calculated using the Black-Scholes option pricing model in accordance with ASC Topic 718, of $150,000. These annual option awards vest 100% on the earlier of the first anniversary of the grant date or the date of our next annual meeting of stockholders. The Lead

Director and Chair, if any, will receive annual stock option awards with a fair value on the grant date of $200,000 and $250,000, respectively. The option awards to the Lead Director and Chair, if any, have the same vesting schedule as the annual stock option awards of non-employee directors. As a result, on June 10, 2010, the date of the 2010 Annual Meeting, we made the following stock option grants to our non-employee directors:

Director	Number of Shares Subject to Option	Exercise Price
Kenneth Bate, Lead Director*	22,025	$21.01
Mark Corrigan	16,519	$21.01
Sylvie Grégoire	16,519	$21.01
Nancy Hutson	16,519	$21.01
Leon Moulder, Jr.	16,519	$21.01
Martin Rosenberg	16,519	$21.01
Matthew Singleton	16,519	$21.01
Martin Soeters	16,519	$21.01
Michael Wood	16,519	$21.01

*
Mr. Bate was Lead Director as of the 2010 Annual Meeting and received the annual stock option award for a Lead Director. At the 2011 Annual Meeting, Mr. Bate will receive the annual option award due to the Chair.

Stock Ownership Guidelines

        Our non-employee directors are subject to stock ownership guidelines that require each director to own Cubist stock worth three times his or her annual retainer. This amount is recalculated whenever there is a change in the annual retainers for our non-employee directors. The guidelines are designed to align the interests of our non-employee directors with those of our stockholders by ensuring that non-employee directors have a meaningful financial stake in our long-term success. The ownership guidelines were established by the Compensation Committee after reviewing market practices of peer companies and determining what would constitute meaningful ownership to align directors and stockholders.

        These guidelines were first adopted in January 2006 and updated most recently in December 2010. Non-employee directors serving as of the original adoption date were required to be in compliance with the guidelines by January 1, 2009. Non-employee directors who joined the Board after January 2006 are required to be in compliance with the guidelines within three years of joining the Board.

        If a non-employee director is not in compliance with the guidelines at any time following the date that he or she is required to be in compliance, such director may not enter into a transaction to sell shares of Cubist stock other than in connection with the exercise and sale of stock options. In connection with any such permitted transaction, the director is required to retain shares of Cubist stock from such transaction with a fair market value at least equal to the amount that the director receives in such transaction, net of all commissions, fees, taxes and the cost of performing the transaction. To the extent any non-employee director is not in compliance with the guidelines as of January 1st of any year after which the director is required to be in compliance, the director will be required to once again be in compliance by January 1st of the immediately succeeding year.

        As of January 1, 2011, all non-employee directors who were required to have met the ownership requirement as of that date had met the requirement.

Other

        We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings and for participation in director education programs. We also provide director and officer insurance for all directors.

Directors Compensation Table

        This table sets forth all compensation earned by our non-employee directors in 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	Total ($)
Kenneth Bate	$68,000	$28,000	$200,000	$296,000
Mark Corrigan	$46,000	$22,000	$150,000	$218,000
Sylvie Grégoire	$38,500	$22,000	$150,000	$210,500
Nancy Hutson	$72,000	$ —	$150,000	$222,000
Walter Maupay, Jr.(5)	$29,667	$ —	$294,303	$323,970
Leon Moulder, Jr.	$36,500	$19,250	$300,000	$355,750
Martin Rosenberg	$61,000	$ —	$150,000	$211,000
Matthew Singleton	$53,500	$22,000	$150,000	$225,500
Martin Soeters	$34,000	$22,000	$150,000	$206,000
Michael Wood	$49,500	$22,000	$150,000	$221,500

(1)
Reflects cash compensation earned in 2010, including, if any, the 2010 portion of the annual retainer paid as of the 2010 Annual Meeting and/or the 2010 portion of the annual retainer to be paid as of the 2011 Annual Meeting that a director elected to take in cash.

(2)
Reflects, if any, the 2010 portion of the annual retainer paid as of the 2010 Annual Meeting and/or the 2010 portion of the annual retainer to be paid as of the 2011 Annual Meeting that a director elected to take in shares of common stock. The amounts in the table reflect the dollar value of the stock that was granted as of the 2010 Annual Meeting and that is expected to be granted as of the 2011 Annual Meeting.

(3)
The aggregate number of options outstanding as of December 31, 2010 for each director is as follows:

Name	Outstanding Options
Kenneth Bate	151,107
Mark Corrigan	45,519
Sylvie Grégoire	75,519
Nancy Hutson	45,519
Walter Maupay, Jr.	119,000
Leon Moulder, Jr.	33,352
Martin Rosenberg	89,019
Matthew Singleton	107,519
Martin Soeters	75,519
Michael Wood	99,019
(4)
Except for Mr. Moulder's option award, which was granted on February 18, 2010 in connection with his appointment to the Board, all of the option awards were granted on June 10, 2010, the date of the 2010 Annual Meeting. The number of shares of common stock that were the subject of the annual option awards are set forth in the table in the "Option Awards" section above. The dollar amount set forth in this column represents the grant date fair value using the Black-Scholes option pricing model, or, in the case of Mr. Maupay, the incremental fair value, each in accordance with ASC Topic 718. The Black-Scholes value of the stock options listed in the table was $9.08 per share, and the Black-Scholes value of the stock option to Mr. Moulder was $8.91 per share. In making these Black-Scholes calculations, we used the assumptions described in the notes to the consolidated audited financial statements in our Annual Report on Form 10-K as of the grant date.

(5)
In connection with his retirement from the Board as of the 2010 Annual Meeting, the Board approved an extension of the post-termination of service exercise period of all of Mr. Maupay's outstanding options to November 30, 2011. The modification of Mr. Maupay's outstanding option awards resulted in an incremental fair value transfer to Mr. Maupay of approximately $294,303 computed in accordance with the provisions of ASC Topic 718. This amount is reflected in the option award value set forth in the table for Mr. Maupay for 2010.

Director Independence

        In March 2011, the Board determined that all of our directors other than Mr. Bonney, our President and Chief Executive Officer, satisfied the independence requirements of The Nasdaq Global Market, or Nasdaq, and the independence requirements of our Amended and Restated Corporate Governance Guidelines. In making this determination, the Board took into consideration the following relationships:

  •
  Dr. Mark Corrigan, one of our directors, was the Executive Vice President, Research & Development, of Sepracor until January 2010. Sepracor, which was acquired by Dainippon Sumitomo Pharma Co., Ltd. in October 2009, acquired Oryx Pharmaceuticals, Inc., or Oryx, in June 2008. We are a party to a distribution agreement dated as of March 7, 2005 with Sepracor, as successor-in-interest to Oryx, pursuant to which a subsidiary of Sepracor is responsible for developing and commercializing CUBICIN in Canada.

  •
  In May 2008, we entered into a series of transactions that resulted in NitroMed subleasing space from us at 45 Hayden Avenue, a building where both we and NitroMed rented space prior to the transactions with NitroMed. Mr. Kenneth Bate, the Chair of our Board, was the President and Chief Executive Officer and a director of NitroMed at the time of these transactions. The sublease terminated in June 2009. In total, for the assignment of NitroMed's then existing lease at 45 Hayden Avenue and the purchase of office furniture from NitroMed, we paid NitroMed $40,000. For the 13 months that NitroMed sublet the space from us, NitroMed paid us a total of $119,167.

        Our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee consist solely of independent directors, as defined by Nasdaq. The members of our Audit Committee also meet the additional SEC and Nasdaq independence and experience requirements applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules of Section 16 of the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

 Information about Meetings and Board Committees

        During 2010, the Board held 10 meetings, 5 of which were telephonic meetings, and took action by written consent on 4 occasions. The independent outside directors of our Board regularly met during Board meetings in independent session without Mr. Bonney or other company management present.

        The composition of the standing committees of our Board of Directors and the number of times that each committee met in 2010 are set forth in the following table:

Committee	Members in 2010	Current Members	Number of Meetings(1)
Audit Committee(2)	Matt Singleton (Chair) Kenneth Bate Mark Corrigan	Matt Singleton (Chair) Kenneth Bate Mark Corrigan	6
Compensation Committee	Michael Wood (Chair) Walter Maupay(3) Leon Moulder(4) Martin Soeters	Michael Wood (Chair) Leon Moulder Martin Soeters	7
Corporate Governance and Nominating Committee	Nancy Hutson (Chair) Sylvie Grégoire Walter Maupay(3) Leon Moulder(4)	Nancy Hutson (Chair) Sylvie Grégoire Leon Moulder	5
Scientific Affairs Committee	Martin Rosenberg (Chair) Mark Corrigan Sylvie Grégoire Nancy Hutson	Martin Rosenberg (Chair) Mark Corrigan Sylvie Grégoire Nancy Hutson	4

(1)
The members of each of these committees regularly met in independent session during committee meetings without company management present.

(2)
The Board has determined that Mr. Bate and Mr. Singleton are audit committee financial experts within the meaning of the applicable SEC regulations.

(3)
Mr. Maupay retired from the Board as of the 2010 Annual Meeting and, therefore, his membership on the Compensation and Corporate Governance and Nominating Committees ended as of the 2010 Annual Meeting.

(4)
Mr. Moulder joined the Compensation and Corporate Governance and Nominating Committees in March 2010.

        In 2010, no director attended fewer than 75% of the total number of Board meetings plus applicable committee meetings held while he or she was a director. Although the Board has no formal policy regarding the attendance of its members at the Annual Meeting, it has been the practice of the Board to hold a meeting on the same date and at the same location as our annual meetings of stockholders to encourage all Board members to attend the annual meeting. All of our then-serving directors attended the 2010 Annual Meeting.

        Members of the standing committees are appointed by the Board upon recommendation of the Corporate Governance and Nominating Committee.

Information about our Board Committees

Audit Committee

        The functions of the Audit Committee are as set forth in the Amended and Restated Audit Committee Charter, which can be viewed on our website at www.cubist.com. The Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels generally require specific pre-approval by the Audit Committee.

Compensation Committee

        Functions, purposes and responsibilities: The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on our website at www.cubist.com.

        As set forth in its charter, the purposes of the Compensation Committee are:

  •
  to generally oversee our compensation philosophy and policies;

  •
  to ensure that compensation decisions represent sound fiscal policy and enable us to attract, motivate and retain highly qualified personnel;

  •
  to advise the Board on, and to facilitate the Board's oversight of, the compensation of the Board, the Chief Executive Officer and other Executive Officers;

  •
  to produce an annual report of the Compensation Committee;

  •
  to review the CD&A, and, if appropriate, to recommend inclusion of the CD&A in this Proxy Statement.

        The Compensation Committee has the responsibility to:

  •
  make at least an annual report to the Board;

  •
  annually review and recommend to the Board goals and objectives for the company and Chief Executive Officer;

  •
  annually evaluate Chief Executive Officer performance and discuss such evaluation with the Board;

  •
  recommend to the Board appropriate compensation for the Chief Executive Officer (the Board sets the Chief Executive Officer's compensation);

  •
  review performance and set total compensation of our Executive Officers in consultation with the Chief Executive Officer;

  •
  oversee the administration of our stock option plans;

  •
  recommend to the Board the total compensation for the Board (the Board ultimately approves Board compensation);

  •
  annually review and approve all compensation related matters outside the ordinary course, including employment contracts, change-in-control provisions, severance arrangements and perquisites for Executive Officers.

        Under the Compensation Committee Charter, the Compensation Committee may form and delegate authority to sub-committees, if and when the committee deems appropriate. The Compensation Committee has delegated authority to our Chief Executive Officer to make awards of stock options and RSUs in connection with our year-end performance and compensation cycles and to make awards of stock options in connection with the hiring and promotion of employees, subject to all of such awards being within grant amount guidelines and total share amounts approved in advance by the Compensation Committee. In addition, the Compensation Committee has delegated authority to our Chief Executive Officer to grant stock options (subject to a maximum amount) to our employees from time to time in recognition of significant results or achievement.

        Use of Compensation Consultant: The Compensation Committee has the authority to select, retain, terminate and compensate compensation consultants. In 2010, the Compensation Committee retained PM&P as its compensation consultant. PM&P served as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. PM&P has served as a consultant to the Compensation Committee since 2005. PM&P reports to the Compensation Committee Chair, takes direction from the Compensation Committee, and does not provide any services to the company other than the services provided at the request of the Compensation Committee. PM&P's general responsibilities to the Compensation Committee include working with management to acquire data necessary to complete work requested by the Compensation Committee, working with the Compensation Committee to help it understand compensation concepts, issues and the changing requirements of regulatory authorities, and assisting the Compensation Committee with reviews of management proposals relating to changes in compensation and related programs. Specific PM&P activities completed at the instruction of the Compensation Committee in 2010 include the following:

  •
  Provided the Compensation Committee with a recommended updated list of comparable companies based on the criteria described in the CD&A section of this Proxy Statement.

  •
  Provided the Compensation Committee with a competitive assessment of compensation for Executive Officers using PM&P's recommended (and Compensation Committee-approved) comparable company compensation data, and size- and industry-appropriate broad survey data.

  •
  Provided the Compensation Committee with market-based compensation recommendations.

  •
  Assisted the Compensation Committee with evaluating long-term incentives and programs.

  •
  Assisted the Compensation Committee by providing information on compensation-related tax rules and regulations, including Section 162(m) of the Internal Revenue Code and the adoption of the Management Incentive Plan.

  •
  Assisted the Compensation Committee with the review and renewal of the terms of the retention letters that we have with our Executive Officers.

  •
  Assisted in the analysis, planning and determination of the terms of our 2010 Plan.

  •
  Assisted the Compensation Committee by providing information on changes to executive compensation disclosure and related rules and regulations.

  •
  Attended Compensation Committee meetings and executive sessions at the request of the Compensation Committee.

  •
  Reviewed and commented on the CD&A.

Scientific Affairs Committee

        The functions of the Scientific Affairs Committee are as set forth in the Scientific Affairs Committee Charter which can be viewed on our website at www.cubist.com.

Corporate Governance and Nominating Committee

        The functions of the Corporate Governance and Nominating Committee are as set forth in the Amended and Restated Corporate Governance and Nominating Committee Charter, which can be viewed on our website at www.cubist.com. The Corporate Governance and Nominating Committee is primarily responsible for overseeing our corporate governance efforts and framework, which are described in the next section of this Proxy Statement.

Corporate Governance

Leadership Structure and Risk Oversight

        Our Board has determined that having an independent, non-executive Chair is the best leadership structure for the company and the Board. As a result, the Board appointed Mr. Bate as non-executive Chair in March 2011. Prior to this appointment, Mr. Bate had served as our Lead Director since June 2006. Cubist has had a long-standing commitment to the clear separation of leadership of the Board of Directors from that of Cubist management, and the appointment of Mr. Bate as non-executive Chair further exemplifies this commitment. Having an independent non-executive Chair and nine out of ten independent directors allows the Board and management to have proper alignment and dialogue on all matters within the authority of the Board, including those related to risk oversight.

        The key responsibilities of the Chair are described below.

  •
  Chairs meetings of the Board and stockholders.

  •
  Has authority to call meetings of the Board and independent directors.

  •
  Works with the Board and management to develop the agendas for Board meetings and sets the agenda for independent sessions and meetings of the Board.

  •
  Along with the Corporate Governance and Nominating Committee, leads processes to define skills and experience necessary for the Board to carry out its responsibilities as the company and external environment changes, and to attract Board members with those skills and experience.

  •
  Ensures the continual improvement of corporate governance through the refinement of self-assessment vehicles and by providing feedback to Board members and implementing changes to Board practices to capitalize on strengths and address areas of weakness identified in the self-assessments.

  •
  Facilitates discussion among the independent directors outside of Board meetings and serves as a non-exclusive conduit of views, concerns, and issues of the independent directors to the Chief Executive Officer.

  •
  Ensures that an appropriate talent pool is in place for executive succession and that the Board has plans in place if emergency succession is required.

  •
  Has the right to attend all Board committee meetings.

        The Board also believes in empowering its standing Board committees and the chairs of such committees. The functions, roles and responsibilities of the committees are set forth in their respective charters and described above. The chairs of each committee are responsible, with input from management for among other things, setting the agendas for the meetings, leading the annual evaluations of their committees and other substantive and procedural matters.

        The Board believes that the leadership structure it has chosen along with the risk oversight role, as described below, enables it to effectively oversee risk. The key aspects of the Board's risk oversight role are as follows:

  •
  The Board retains ultimate responsibility for risk oversight. In carrying out this responsibility, the Board reviews the long- and short-term internal and external risks facing Cubist through its participation in long-range strategic planning, review and evaluation of corporate/entity-level risks that result from the annual risk assessment conducted by our risk management department, annual review of our key insurance programs, and review of the risk factors presented in Cubist's Annual Report on Form 10-K.

  •
  The Audit Committee is responsible for overseeing the risks related to financial reporting, internal controls and other areas of financial accounting, as set forth in its charter. As part of fulfilling these responsibilities, the Audit Committee meets regularly in the regular and independent sessions of its meetings with PricewaterhouseCoopers LLP, our independent registered public accounting firm, senior staff from our internal audit firm, our Chief Compliance Officer, and other members of management, including our Chief Financial Officer, Chief Executive Officer and Controller.

  •
  Subject to the Board's oversight, the Compensation Committee is responsible for reviewing and evaluating the risks related to our compensation programs, policies and practices. As part of this process, Cubist's risk management department, working in conjunction with our human resources and legal departments, PM&P and our outside corporate counsel, conducted a risk assessment of our compensation programs, policies and practices. The risk assessment included, among other things, a review of program documentation, practices and controls, meetings with employees involved with the creation and administration of compensation programs, and reviews of policies and practices that are relevant to our compensation programs and practices. The results were reported to, and reviewed by, the Compensation Committee. The Chair of the Compensation Committee then reported the results to the Board. Several features of our compensation programs reduce the likelihood of excessive risk taking, including: the programs provide for a balanced mix between short- and long-term compensation; the broad mix of performance goals that factor into the determination of short-term compensation; the maximum payout levels under the STIP of 200% of target; the decreasing acceleration of payouts under our field-based sales incentive plans as certain levels of quotas are achieved; the close scrutiny and regular monitoring of achievement against corporate goals and quotas under sales incentive plans; that compliance and ethical behaviors are integral factors considered in performance evaluations and the importance of compliance within the company; the lengthy vesting schedules of our long-term equity incentive awards; the recoupment policy applicable to our Chief Executive Officer and Chief Financial Officer; and the stock ownership guidelines applicable to our directors and Executive Officers.

  •
  Subject to the Board's oversight, the Corporate Governance and Nominating Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting, and other areas that may impact our risk profile from a governance perspective.

  •
  Subject to the Board's oversight, the Scientific Affairs Committee is responsible for reviewing our key research and development programs and the important decisions and allocation of resources with respect to such programs, as well as significant programs and technologies that we consider acquiring from time to time.

        In performing their risk oversight functions, each committee has full access to management, as well as the ability to engage outside advisors. In addition, as noted above, we have an internal risk management department, which reports to our General Counsel. Our internal audit function, which we currently outsource to a third party audit firm, subject to oversight by the Audit Committee, reports to the risk management department so as to assure that audit topics align with high risk areas as identified in the enterprise risk assessment process. The risk management department is responsible for reviewing, assessing and, where appropriate, mitigating risk through the use of operational measures and controls and/or purchasing insurance coverage. As part of carrying out its responsibilities, the risk management department conducts an annual entity-wide risk assessment and meets independently with the Chief Executive Officer on a regular basis. In addition, the risk management department presents the results of the entity-wide risk assessment to the Board on at least an annual basis.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines, which we refer to as the Guidelines, which are available on our website at www.cubist.com and which are also available in print to any stockholder who requests them from our Secretary. The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duties to stockholders and relies on the Guidelines to provide that framework. Among other things, the Guidelines help to ensure that the Board is independent from management, that the Board adequately performs its oversight functions, and that the interests of the Board and management align with the interests of our stockholders.

Code of Conduct and Ethics

        We have adopted a Code of Conduct and Ethics, which is available on our website at www.cubist.com and also is available in print to any stockholder who requests it from our Secretary. Our Code of Conduct and Ethics is applicable to all directors, Executive Officers and employees and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business.

        The Board has established a means for employees to report a violation or suspected violation of the Code of Conduct and Ethics anonymously, including those violations relating to accounting, internal accounting controls or auditing matters.

Director Qualifications and Consideration of Diversity

        The Corporate Governance and Nominating Committee requires that directors possess personal and professional ethics, integrity and values and are committed to representing the interests of our stockholders. Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment. We do not have a formal diversity policy. However, we and the Corporate Governance and Nominating Committee endeavor to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, healthcare, manufacturing, marketing and sales, education, legal, government affairs, regulatory, research and development, business development, insurance, international, technology, and in other areas that are relevant to our activities. A detailed description of the relevant experience and qualifications of our current directors is set forth in the "Information as to Directors and Nominees for Directors" section of this Proxy Statement. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and they should be committed to serving on the Board for an extended period of time. The Corporate Governance and Nominating Committee and Cubist management have developed a director orientation program for new directors, which is implemented by members of our management team.

Director Nomination Process

        In addition to considering candidates suggested by stockholders, the Corporate Governance and Nominating Committee considers potential candidates recruited by the Corporate Governance and Nominating Committee and those recommended by our directors, Executive Officers, employees, and third parties. The Corporate Governance and Nominating Committee considers all candidates in the same manner regardless of the source of the recommendation.

        To fill the seat on our Board that was eventually filled by Mr. Moulder, we retained Spencer Stuart, a global executive search firm, to develop a list of candidates who were qualified to serve on the Board and who met the specifications for membership set forth by the Corporate Governance and Nominating Committee, to assess interest and fit of the candidates and to perform background checks on the candidates. Mr. Moulder was on the list of candidates developed by Spencer Stuart. Nominations of persons for election to the Board may be made at a meeting of stockholders in one of two ways: (a) by or at the direction of the Board, or (b) by any stockholder who is a stockholder of record at the time of giving of notice for the election of directors at the Annual Meeting of Stockholders and who complies with the notice procedures set forth below. Such nominations, other than those made by or at the direction of the Board, also must be made in accordance with our Amended and Restated By-Laws, or our By-Laws, as summarized below under the heading "Stockholder Proposals and Board Candidates" in writing to the Secretary of Cubist Pharmaceuticals, Inc. at 65 Hayden Avenue, Lexington, Massachusetts 02421.

        The stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, and (ii) the number of our shares that are beneficially owned by such stockholder. In addition to the requirements set forth above, a stockholder also must comply with applicable requirements of the Securities Exchange Act and the rules and regulations thereunder. The director nominees for election at the 2011 Annual Meeting were recommended by the Corporate Governance and Nominating Committee and were nominated by the Board. We have not received any stockholder director nominations for the 2011 Annual Meeting.

Stockholder Communications

        Stockholders may send general communications to our Board, including stockholder proposals, recommendations for Board candidates, or concerns about our conduct. These communications may be sent to any director, including members of the Audit Committee, in care of our Corporate Secretary in one of two ways: in writing to Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts 02421; or by email through the "Contact the Board" section on our corporate website, www.cubist.com. All communications will be reviewed by the Secretary and, unless otherwise indicated in such communication, submitted to the Board or an individual director, as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of our Compensation Committee during 2010 were Dr. Wood, Mr. Soeters, Mr. Maupay until his retirement from our Board on June 10, 2010, and Mr. Moulder commencing on March 4, 2010. None of these Committee members is or has ever been an officer or employee of Cubist. To our knowledge, there were no other relationships involving members of the Compensation Committee or our other directors which require disclosure in this Proxy Statement as a Compensation Committee interlock.

TRANSACTIONS WITH RELATED PERSONS

        In accordance with the Corporate Governance and Nominating Committee Charter, the Corporate Governance and Nominating Committee is responsible for reviewing and pre-approving or ratifying the terms and conditions of all transactions that would be considered related party transactions pursuant to SEC rules. Any such transaction must be approved by our Corporate Governance and Nominating Committee prior to Cubist entering into the transaction and must be on terms no less favorable to Cubist than could be obtained from unrelated third parties. A report is made to our Corporate Governance and Nominating Committee annually disclosing related party transactions during that year, if any. In carrying out this responsibility, the Corporate Governance and Nominating Committee has determined that we have no related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our Executive Officers, directors and persons holding more than 10% of our common stock to file initial reports of beneficial ownership and changes in beneficial ownership of our securities. Based solely on its review of the copies of such reports received and written representations from reporting persons, we believe that, during 2010, all such parties complied with all applicable filing requirements.

 EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2010 relating to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)(1)
Equity compensation plans approved by security holders(2)	9,730,580(3)	$18.58(4)	6,568,647(5)
Equity compensation plans not approved by security holders	—	—	—

Total	9,730,580	$18.58	6,568,647

(1)
Pursuant to each of the 2010 Plan and the Directors' Plan, the two plans under which we currently make equity incentive awards, awards of stock options reduce the number of shares of common stock available for awards under the plans by one share for every share so awarded, and stock grants, awards of restricted stock and RSUs, and all other equity incentive awards under these plans reduce the number of shares of common stock available under the plans by two shares for every share so awarded. For example, if we award 100 shares of restricted stock, it would reduce the number of shares reserved for issuance under the 2010 Plan or the Directors' Plan (as applicable) by 200 shares.

(2)
Consists of the 1993 Amended and Restated Stock Option Plan, or 1993 Plan, the 2000 Plan, the 2010 Plan, the Directors' Plan and the Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP. The 1993 Plan terminated pursuant to its terms on May 6, 2003. We stopped making awards under the 2000 Plan as of the approval of the 2010 Plan at our 2010 Annual Meeting of Stockholders, and the 2000 Plan terminated pursuant to its terms on December 15, 2010.

(3)
Consists of 411,322 restricted stock units and stock options covering 9,319,258 shares of common stock.

(4)
The weighted-average exercise price includes all outstanding stock options, but does not include restricted stock units which do not have an exercise price.

(5)
Includes 379,370 shares available under the Directors' Plan, 5,711,606 shares available under the 2010 Plan, and 477,671 shares available for issuance under the ESPP.

AUDIT COMMITTEE REPORT(1)

(1)
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

        In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed our audited 2010 year-end financial statements with management and with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters to be discussed in accordance with the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence. The Audit Committee also discussed with the independent registered public accounting firm the auditors' independence from the company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.

        The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for the audit. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its audits and reviews, its evaluations of Cubist and its personnel, our internal controls, and the overall quality of our financial reporting. The Audit Committee also met, on a regular basis, with our internal auditors, McGladrey, and with our Chief Compliance Officer, in each case, with and without management present.

        Based on the reviews and discussions referred to above, the Audit Committee reviewed and recommended to the Board that our audited 2010 year-end financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

                      Audit Committee
                      Matthew Singleton, Chair
                      Kenneth Bate
                      Mark Corrigan

March 28, 2011

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to examine the financial statements of Cubist for the fiscal year 2011. That selection was ratified by our Board, and our stockholders are being asked to ratify that selection at the 2011 Annual Meeting. The Audit Committee has considered whether the provision of the non-audit services described below is compatible with maintaining the independence of PricewaterhouseCoopers LLP. To minimize relationships that could appear to impair the objectivity and independence of PricewaterhouseCoopers LLP in its audit of our financial statements, our Audit Committee has restricted the non-audit services that PricewaterhouseCoopers LLP may provide to us primarily to tax services and merger and acquisition due diligence services. The Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP for 2010 and 2009.

        The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for 2010 and 2009 for these various services were:

Types of Fees	2010	2009
Audit Fees(1)	$870,000	$892,775
Audit-Related Fees(2)	30,000	263,154
Tax Fees(3)	592,282	640,550
All Other Fees(4)	3,000	1,500

Total	$1,495,282	$1,797,979

(1)
Audit Fees consist of fees for professional services for the audit of our consolidated financial statements and internal control over financial reporting included in our Annual Report on Form 10-K, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees for services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including services rendered in connection with our due diligence activities and other acquisition-related services.

(3)
Tax Fees consist of fees for tax compliance, planning and advisory services other than those that relate specifically to the audits and reviews of our consolidated financial statements and internal control over financial reporting.

(4)
All Other Fees consist of fees for educational resources.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our Board is divided into three classes, with one class of directors elected each year at the Annual Meeting of Stockholders for a three-year term of office. All directors of a class hold their positions until the Annual Meeting of Stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

        The term of office of the current Class III Directors will expire at the 2011 Annual Meeting. The current Class III Directors are Martin Rosenberg, Matthew Singleton and Michael Wood.

        The Board has nominated Dr. Rosenberg, Mr. Singleton and Dr. Wood for re-election as Class III Directors to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees shall be unable or unwilling to serve as a director, the Board shall reserve discretionary authority to vote for a substitute or substitutes. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve. Proxies cannot be voted for any persons other than the nominees.

Vote Required

        The affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2011 Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL NO. 1

 PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required pursuant to Section 14A of the Exchange Act, Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers in 2010. The executive compensation objectives, philosophy and programs, along with the compensation paid to our Named Executive Officers and the rationale for such compensation, are set forth in the CD&A and the related tables and narrative disclosure in this Proxy Statement. The Board is asking stockholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates our:

  •
  commitment to pay for performance and fair, equitable and competitive compensation for our Named Executive Officers;

  •
  utilization of appropriate peer group data and other sources to inform our compensation decisions, which are based on appropriate and independent decision-making processes;

  •
  alignment of Named Executive Officer compensation with the achievement of individual and corporate objectives designed to promote the creation and protection of value for stockholders;

  •
  differentiation of compensation to individual Named Executive Officers based on their overall contributions to the company's success; and

  •
  use of short- and long-term incentive compensation programs that are designed to attract and retain high-quality executive officers and motivate high performance at the individual and corporate levels.

        Accordingly, the Board is asking stockholders to cast a non-binding, advisory vote "FOR" the compensation paid to our Named Executive Officers in 2010, as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and related narrative discussion included in this Proxy Statement.

        Although the say-on-pay vote we are asking you to cast is non-binding, the Board, the Compensation Committee and Mr. Bonney value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2

 PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF EXECUTIVE
COMPENSATION ADVISORY VOTES

        In Proposal No. 2, we are asking stockholders to cast an advisory say-on-pay vote to approve the compensation that we paid in 2010 to our Named Executive Officers, as disclosed in this Proxy Statement. In accordance with Section 14A of the Exchange Act, the Board is asking stockholders in this Proposal No. 3 to cast a non-binding, advisory vote on how frequently we should have say-on-pay votes. Stockholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold say-on-pay votes every one, two or three years or, alternatively, to abstain from casting such an advisory vote.

        The Board believes that every three years is the appropriate frequency for this vote and is recommending that the stockholders support a triennial say-on-pay voting frequency. Our executive compensation programs are intended to have a focus that is longer than the current year for which compensation is paid. Because of the nature of the biopharmaceutical industry, which includes long product life cycles, research and development timelines and regulatory processes, and our current stage of growth, we believe we should place significant emphasis on long-term performance and compensation programs and decisions that are aligned with, and motivate, such performance. While we recognize that there are many who support an annual vote, we believe that conducting an annual vote on executive compensation would place undue emphasis on short-term performance to the potential detriment of Cubist's long-term performance and return for our stockholders. As a result, the Board believes that our executive compensation programs should be evaluated over a period longer than one year and that three years is an appropriate period over which to evaluate the effectiveness of those programs. Moreover, we believe that three years will provide an adequate period of time for us to obtain feedback from stockholders on our compensation programs and decisions and will better enable us to understand and respond appropriately to the advisory "say-on-pay" vote results.

        This vote, like the say-on-pay vote itself, is not binding on the Board. However, if a plurality of votes is cast in favor of an interval other than three years, the Board intends to evaluate the frequency with which an advisory say-on-pay vote will be submitted to stockholders in the future. As required by SEC rules, our Board will disclose the frequency that we will hold future say-on-pay votes by October 25, 2011.

THE BOARD RECOMMENDS THAT, FOR PROPOSAL NO. 3, THE STOCKHOLDERS VOTE FOR "THREE YEARS" AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

 PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011, and the Board has ratified such appointment. The Board has directed that our management submit the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 for ratification by the stockholders at the 2011 Annual Meeting.

        PricewaterhouseCoopers LLP, or its predecessor Coopers & Lybrand, has audited our consolidated financial statements since our inception in 1992. Representatives of PricewaterhouseCoopers LLP are expected to be at the 2011 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 is not required by our By-Laws or otherwise. However, the Board has directed our management to submit this selection to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm in future years. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Vote Required

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2011 Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" PROPOSAL NO. 4

 STOCKHOLDER PROPOSALS AND BOARD CANDIDATES

        Stockholder proposals for inclusion in our proxy statement:    To be eligible for inclusion in our proxy statement and form of proxy relating to our 2012 Annual Meeting of Stockholders, or the 2012 Annual Meeting, stockholder proposals must be submitted pursuant to Securities Exchange Act Rule 14a-8 and received at our principal executive offices no later than December 23, 2011, which is 120 calendar days before the date our proxy statement was released to stockholders in connection with the 2011 Annual Meeting. If the date of next year's annual meeting is changed by more than 30 days from the anniversary date of this year's Annual Meeting on June 2, 2011, then the deadline is a reasonable time before we begin to print and mail proxy materials.

        Other stockholder proposals:    A stockholder proposal not included in our proxy statement for the 2012 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder's notice not less than 90 days nor more than 120 days in advance of the anniversary date of the 2011 Annual Meeting, or not later than March 4, 2012 and no earlier than February 3, 2012, assuming our 2011 Annual Meeting is held on June 2, 2011 as planned. However, if the date of our 2012 Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the 2011 Annual Meeting, we must receive the stockholder's notice not later than the close of business on the 7th day following the date on which notice or public disclosure (as defined in our Bylaws) of the date of the 2012 Annual Meeting is made.

        Please address your proposals to our Secretary at Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421. It is suggested that stockholders submit their proposals either by courier or Certified Mail—Return Receipt Requested.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        We have adopted the cost saving practice of sending only one copy of our proxy statement, annual report, or notice of Internet availability of proxy materials to multiple shareholders in a household, unless we have received instructions to the contrary. Some banks, brokers and other nominee record holders have adopted a similar policy for their customers. We will promptly deliver a separate copy of such documents to you if you make such request in writing to Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421 or call (781) 860-8660. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

OTHER BUSINESS

        The Board knows of no other business to be acted upon at the 2011 Annual Meeting. However, if any other business properly comes before the 2011 Annual Meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2011 Annual Meeting, please vote by telephone or on the Internet by following the instructions on the Notice of Internet Availability or sign the proxy card attached to the printed copies of the proxy materials and return it by following the instructions on the proxy card.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        Financial and other information about Cubist is available on our website (http://www.cubist.com). We make available on our website, free of charge, copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. Copies are available in print to any of our stockholders upon request in writing to "Investor Relations, Cubist Pharmaceuticals, Inc., 65 Hayden Ave., Lexington, MA 02421."

 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY — CUBIST PHARMACEUTICALS, INC. PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 2, 2011 The undersigned hereby appoints David W. J. McGirr and Tamara L. Joseph, and each of them, as proxies, each with full power of substitution, and authorizes them to vote at the 2011 Annual Meeting of Stockholders of CUBIST PHARMACEUTICALS, INC. to be held on June 2, 2011 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot on the reverse side on the matters listed on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted “FOR” the election of nominees of the board of directors, “FOR” the proposal to approve, on an advisory basis, the compensation paid to our executive officers, for “THREE YEARS” in response to the proposal to vote, on an advisory basis, on how frequently we should seek approval from our stockholders of the compensation paid to our executive officers, and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and upon such other business as may properly come before the meeting in the appointed proxies’ discretion. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND. SEE REVERSE SIDE Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 2, 2011. The Proxy Statement and our 2010 Annual Report to Stockholders are available at: www.proxyease.com/cubist/2011.

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS • Voting via the Internet or telephone must be completed by 2:00 A.M. Eastern Time on June 2, 2011 • Please have your 11 digit control number ready when voting by Internet or Telephone CONTROL NUMBER B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or other fiduciary, please give your full title along with your signture below. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2011 Annual Meeting of Stockholders and related Proxy Statement. Date (mm/dd/yyyy): ________ / ________ / _________________________ _____________________________________________________________ Signature 1 _____________________________________________________________ Signature 2 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. INTERNET Vote Your Proxy on the Internet: Go to www.proxyease.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call toll free from U.S. or Canada 1 (866) 437-4675 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. 1. Election of Class III Directors: FOR WITHHOLD 01 – Martin Rosenberg 02 – Matthew Singleton 03 – Michael Wood FOR AGAINST ABSTAIN 2. Advisory vote on executive compensation. 3 years 2 years 1 year ABSTAIN 3. Advisory vote on frequency of executive compensation advisory votes. FOR AGAINST ABSTAIN 4. A proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. 2011 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. OR OR Proposals — The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1, “FOR” Proposals 2 and 4 and for “THREE YEARS” on Proposal 3.